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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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MYR Group Inc.
(Name of Registrant as Specified In Its Charter)

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MYR GROUP INC.
THREE CONTINENTAL TOWERS
1701 GOLF ROAD, SUITE 3-1012
ROLLING MEADOWS, IL 60008-4210

March 10, 2014

Dear Fellow Stockholder:

        I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders of MYR Group Inc., which will be held at 9:00 a.m. local time on Thursday, May 1, 2014, at the DoubleTree Hotel, 75 West Algonquin Road, Arlington Heights, Illinois 60005. The meeting facilities will open to stockholders at 8:30 a.m. local time.

        At the Annual Meeting we will report on operations and act on the matters described in the Notice of Annual Meeting of Stockholders and the Proxy Statement that follow this letter. Stockholders of record at the close of business on March 3, 2014, are entitled to notice of, and to vote at, the Annual Meeting.

        It is important that your shares are represented and voted at the Annual Meeting regardless of the size of your holdings. Please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope as soon as possible in order to ensure the presence of a quorum. If you do not vote promptly, we may incur additional costs in soliciting proxies. Voting by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend and vote in person at the Annual Meeting.

        The Board and management look forward to your participation at the Annual Meeting and appreciate your continued support.

Sincerely yours,

William A. Koertner Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

MYR GROUP INC.
Three Continental Towers
1701 Golf Road, Suite 3-1012
Rolling Meadows, IL 60008-4210

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
OF MYR GROUP INC.

TIME AND DATE:	9:00 a.m. local time on Thursday, May 1, 2014
PLACE:	DoubleTree Hotel 75 West Algonquin Road Arlington Heights, Illinois 60005
ITEMS OF BUSINESS:	(1)	Election as directors of the two nominees identified in this proxy statement, each to serve a term of three years;
	(2)	Advisory resolution to approve the compensation of our named executive officers;
	(3)	Approval of the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014);
	(4)	Approval of the MYR Group Inc. Senior Management Incentive Plan (Amended and Restated as of May 1, 2014);
	(5)	Approval of an amendment to our Restated Certificate of Incorporation to increase the maximum size of the Board of Directors from nine to twelve;
	(6)	Ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014;
	(7)	Consideration of other business properly presented at the meeting.
BOARD RECOMMENDATION:	The Board of Directors recommends that you vote FOR the election of each of the nominees in Item 1 and FOR Items 2, 3, 4, 5 and 6.
WHO CAN VOTE:	Stockholders of record at the close of business on March 3, 2014, are entitled to vote at the meeting, or any postponement or adjournment thereof.
DATE OF DISTRIBUTION:	This Notice of Meeting, the Proxy Statement, the accompanying proxy card and our 2013 Annual Report to Stockholders are being distributed to stockholders beginning on or about March 10, 2014.

        Important Notice Regarding the Availability of Proxy Materials for our 2014 Annual Meeting of Stockholders to be held May 1, 2014

        This Notice of Meeting, the Proxy Statement, and the 2013 Annual Report to Stockholders on Form 10-K are available at our website http://investor.myrgroup.com/annuals.cfm

Gerald B. Engen, Jr. Senior Vice President, Chief Legal Officer and Secretary

March 10, 2014

        Throughout this proxy statement, references to "MYR Group," the "Company," "we," "us," and "our" refer to MYR Group Inc. and its consolidated subsidiaries, except as otherwise indicated or as the context otherwise requires.

MYR GROUP INC.

March 10, 2014

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

 SUMMARY INFORMATION

        This Summary Information Section introduces the proposals to be voted on at the 2014 Annual Meeting of Stockholders (the "Annual Meeting") as well as highlights of our corporate governance, executive compensation and business results in 2013. We encourage you to review the entire 2014 proxy statement (the "Proxy Statement") prior to determining how you wish to vote your shares. We are holding the Annual Meeting on Thursday, May 1, 2014 at 9:00 a.m. local time at the DoubleTree Hotel, 75 West Algonquin Road, Arlington Heights, Illinois 60005.

Meeting Agenda and Voting Recommendation

Item	Proposal	Board Vote Recommendation	Page Reference (for details)
1.	Election as directors of the two nominees identified in this Proxy Statement, each to serve a term of three years	FOR EACH NOMINEE	8
2.	Advisory resolution to approve the compensation of our named executive officers	FOR	44
3.	Approval of the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014)	FOR	46
4.	Approval of the MYR Group Inc. Senior Management Incentive Plan (Amended and Restated as of May 1, 2014)	FOR	61
5.	Approval of an amendment to the MYR Group Inc. Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the maximum size of the Board	FOR	66
6.	Ratification of the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm for the year ending December 31, 2014	FOR	69

2013 Executive Compensation Highlights

        Our executive compensation program seeks to reward our executive officers for their contributions to our short-term and long-term performance. Most importantly, we seek to link individual pay to company success, and we work to structure executive officer compensation consistent with this goal. We maintain the following policies and practices, among others, that aim to promote our commitment to pay-for-performance:

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  We provide our executive officers with total compensation opportunities at levels that we believe are competitive with our peer companies so that we can retain and motivate our skilled and qualified officers;

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  We grant equity awards under our Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) ("LTIP") that include both retention-based awards and awards that are intended to maximize stockholder value by rewarding achievement of long-term performance goals; and

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  We include clawback provisions in our LTIP award agreements, which subject all new equity awards under the LTIP to the Company's right to recover in the event that it is determined that a participant engaged in conduct that contributed to any material restatement of our earnings.

2013 Business Results

        [                             ]

CORPORATE GOVERNANCE

Code of Ethics and Corporate Governance Principles

        We have a Code of Business Conduct and Ethics (the "Code of Ethics") applicable to all of our directors, officers and employees. The Code of Ethics promotes honest and ethical conduct, full and accurate public communication and compliance with applicable laws, rules and regulations. We disclose any waiver or amendments to the Code of Ethics as required by the applicable rules of the U.S. Securities and Exchange Commission ("SEC").

        Additionally, the Board has guidelines that provide a framework for MYR Group's corporate governance (the "Corporate Governance Principles"). The Corporate Governance Principles assist the Board in the exercise of its responsibilities to help ensure compliance with governing law and our policies.

        Stockholders and others can access our corporate governance materials, including the Certificate of Incorporation, Amended and Restated By-Laws ("By-Laws"), Board committee charters, our Corporate Governance Principles, our Code of Ethics and other corporate governance related materials at our website at www.myrgroup.com. Copies of these materials are also available free of charge to any stockholder who sends a written request to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210.

        The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Director Independence

        Our Corporate Governance Principles require that at least a majority of the Board qualify as independent directors under the listing standards of the NASDAQ Stock Market ("Nasdaq"). Nasdaq listing standards have both objective tests and a subjective test for determining who is an independent director. The objective tests state, for example, that an employee director is not considered independent. The subjective test requires the Board to affirmatively determine that the director does not have a relationship that would interfere with the director's exercise of independent judgment in carrying out his or her responsibilities. In addition, as described below under "Compensation Committee Matters" and "Audit Committee Matters," members of our Compensation Committee and Audit Committee, respectively, are subject to certain additional independence criteria.

        After considering the Nasdaq listing standards and information provided by each director, the Board determined that the following directors are independent: Jack L. Alexander, Larry F. Altenbaumer, Henry W. Fayne, Betty R. Johnson, Gary R. Johnson, Maurice E. Moore and William D. Patterson. William A. Koertner is not considered an independent director, due to his employment with MYR Group.

Executive Sessions of the Board

        In accordance with the Corporate Governance Principles, the independent directors meet at least twice per year in executive sessions, which are chaired by the Lead Director. Executive sessions are typically held following Board meetings, without management present.

Meeting Attendance

        We expect directors to regularly attend Board meetings and meetings of the committees on which they serve. The Board held nine meetings in 2013. All of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served. No director was unable to attend more than one meeting. All directors are expected to attend the Annual Meeting and all directors serving at the time of the 2013 Annual Meeting of Stockholders, including the director nominees, attended that meeting.

Communications with the Board

        The Board values and encourages constructive dialogue with stockholders and other interested parties on topics such as compensation and other important governance topics. Stockholders and other interested parties can communicate with the directors individually or as a group, by writing to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210 or by submitting an e-mail to our corporate website at http://investor.myrgroup.com/contactBoard.cfm. The Secretary forwards communications relating to matters within the Board's purview to the appropriate directors, communications relating to matters within a Board committee's area of responsibility to the chair of the appropriate committee and communications relating to ordinary business matters, such as suggestions, inquiries and consumer complaints, to the appropriate MYR Group officer. The Secretary does not forward complaints about service, new services suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements or inappropriate communications.

Board Leadership Structure

        Our Corporate Governance Principles provide that the Board is free to choose its Chairman in any way that it deems best for MYR Group at any time. When determining the leadership structure that allows the Board to effectively carry out its responsibilities and represent our stockholders' interests, the Board considers various factors, including our specific business needs, our industries' demands, our operating and financial performance, the economic and regulatory environment, Board self-evaluations, alternative leadership structures and our corporate governance policies and practices. William A. Koertner currently serves as both Chairman of the Board and our Chief Executive Officer ("CEO"). He has held both of those positions since 2007. In accordance with the Corporate Governance Principles, the independent directors selected Gary R. Johnson to serve as the Board's Lead Director. As Lead Director, Mr. Johnson has the authority to call meetings of the independent directors and his duties include, among others, presiding at executive sessions of the independent directors, which are typically held following Board meetings without management present, and serving as a liaison between the Chairman and the independent directors and, where appropriate, with the stockholders.

        The Board believes that combining the Chairman and CEO positions, together with an independent Lead Director, is appropriate at this time. In making this determination, the Board has taken into consideration MYR Group's size, structure and business as well as Mr. Koertner's knowledge of the industry, tenure with MYR Group and established relationships with the Board and our customers. Mr. Koertner is in the best position to inform our independent directors about our operations, projects and issues important to the Company. The Board has the necessary power and authority to request and obtain information directly from management, to retain outside consultants and to consult directly with management and employees where it deems appropriate. Our overall corporate governance policies and practices, combined with the strength of our independent directors, minimize any potential conflicts that may result from combined roles of Chairman and CEO. The Nominating and Corporate Governance Committee and the other independent directors periodically review this structure to ensure it is still appropriate.

Risk Oversight

        We do not view risk in isolation but consider risk as part of our regular consideration of business strategy and business decisions. Assessing and managing risk is the responsibility of management, which establishes and maintains risk management processes, including action plans and controls, to balance risk, mitigation and opportunities to create stockholder value. It is management's responsibility to anticipate, identify and communicate risks to the Board and/or its committees. The Board oversees and reviews certain aspects of our risk management efforts, either directly or through its committees. We approach risk management by integrating strategic planning, operational decision-making and risk oversight, and communicating identified risks and opportunities to the Board. The Board commits extensive time and effort discussing and establishing the Company's strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the strategic plan review, as well as in evaluating events and opportunities that occur during the year, the Board and management focus on the primary value drivers and risks for the Company.

        The Board's standing committees support the Board's oversight functions by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance. Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

        We believe that our leadership structure supports the risk oversight function of the Board. With our CEO serving as Chairman of the Board, he is able to promote open communication between management and directors relating to risk. Additionally, each Board committee is chaired by an independent director and all directors are actively involved in the risk oversight function.

Committee Membership

        Our Board designates the members and chairs of committees based on the Nominating and Corporate Governance Committee's recommendations. Because he is not an independent director, William A. Koertner does not serve on any of the committees. The Board has three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each comprised entirely of independent directors. Membership of the committees in 2013 was as follows:

Name	Audit	Compensation	Nominating and Corporate Governance
Jack L. Alexander	X	X	—
Larry F. Altenbaumer	—	Chair	X
Henry W. Fayne	X	X	—
Betty R. Johnson	X	—	X
Gary R. Johnson	—	X	Chair
Maurice E. Moore	X	—	X
William D. Patterson	Chair	X	—

Number of Meetings in 2013	5	5	2

        Each of the three standing committees has a written charter adopted by the Board. The charters define each committee's roles and responsibilities. The charters are available on our website at www.myrgroup.com. MYR Group will provide copies of these charters free of charge to any stockholder who sends a written request to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210.

 NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MATTERS

        The Board has determined that all of the Nominating and Corporate Governance Committee members are independent under the Nasdaq listing standards. The primary responsibilities of the Nominating and Corporate Governance Committee include (i) identifying and recommending to the Board individuals qualified to serve as director, (ii) advising the Board with respect to the Board's composition, procedures and committees, (iii) developing and recommending to the Board the corporate governance principles applicable to the Company, (iv) overseeing the self-evaluation of the Board and Board committees and (v) providing oversight with respect to corporate governance and ethical conduct.

Criteria for Nomination to the Board of Directors and Diversity

        Candidates for nomination to the Board are selected by the Nominating and Corporate Governance Committee in accordance with the committee's charter, our Certificate of Incorporation, our By-Laws, our Corporate Governance Principles and additional criteria that may be adopted by the Board regarding director candidate qualifications. The Nominating and Corporate Governance Committee will evaluate all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.

        Since the identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time, there is not a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal requirements, the Nasdaq listing standards and the provisions of our Certificate of Incorporation, By-Laws, Corporate Governance Principles and charters of the Board's committees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors including, but not limited to, a candidate's:

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  record of accomplishment in his or her chosen field;

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  depth and breadth of experience at an executive, policy-making level in business, financial services, academia, law, government, technology or other areas relevant to the Company's activities;

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  personal and professional ethics, integrity and values;

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  commitment to enhancing stockholder value;

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  ability to exercise good judgment and provide practical insights and diverse perspectives;

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  absence of real and perceived conflicts of interest;

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  ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;

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  ability to attend all or almost all Board meetings in person;

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  ability to develop a good working relationship with other members of the Board; and

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  ability to contribute to the Board's working relationship with senior management.

        When considering nominees, the Nominating and Corporate Governance Committee may also consider whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board's overall composition and needs. In addition, our Corporate Governance Principles specify that the Nominating and Corporate Governance Committee should consider the value of diversity on the Board in the director nominee identification and nomination process. Accordingly, while the Company does not have a specific policy regarding diversity, the

Committee's evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis proscribed by law. The Committee will assess the effectiveness of this approach as part of its review of the Board's composition as well as in the course of the Board's and Committee's self-evaluation process. The Nominating and Corporate Governance Committee also considers candidates for Board membership suggested by stockholders using the criteria discussed above.

        Under the heading "Proposal No. 1. Election of Directors," we provide an overview of each nominee's principal occupation, business experience and other directorships of publicly traded companies, together with the qualifications, experience, key attributes and skills the Committee and the Board believe will best serve the interests of the Board, the Company and our stockholders.

Board and Committee Self-Evaluations

        The Board and each of the Nominating and Corporate Governance, Compensation and Audit committees conduct an annual self-evaluation, which includes both a qualitative and quantitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Nominating and Corporate Governance Committee oversees the evaluation process.

Review of Board Size

        As part of its annual review of the Board's size and composition, the Nominating and Corporate Governance Committee recommended to the Board an amendment to our Certificate of Incorporation to increase the maximum size of the Board from nine directors to twelve directors. Subject to stockholder approval, the Board has adopted this proposed amendment. Under the heading "Proposal No. 5. Approval of an Amendment to the MYR Group Inc. Restated Certificate of Incorporation to Increase the Maximum Size of the Board," we provide a rationale for this Board size increase and submit it for stockholder approval at the Annual Meeting.

PROPOSAL NO. 1. ELECTION OF DIRECTORS

        The Board currently consists of eight directors. The directors are divided into three classes, designated as Class I, Class II and Class III. The term for each class expires at the conclusion of a three-year term. At the 2014 Annual Meeting, the Class I director positions are up for election.

        The Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, the nomination of Henry W. Fayne and Gary R. Johnson as directors, each for a term ending at the 2017 Annual Meeting of Stockholders or until his successor has been chosen and qualified.

        If any nominee should be unavailable to serve due to an unanticipated event, the Board may designate another person as a substitute nominee or, in accordance with our By-Laws, act to reduce the number of directors. If the Board substitutes another nominee, your proxy will be voted for the substitute nominee.

        None of the nominees are related to another or to any other director or executive officer of MYR Group or its subsidiaries by blood, marriage or adoption.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Director Qualifications

        When considering whether our directors, including the nominees, should serve as a director and have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its responsibilities effectively in light of our businesses and structure, the Nominating and Corporate Governance Committee and the Board considered their wealth of knowledge in our industry, integrity, their particular experiences, individual talents, business judgment and vision, leadership skills and what each individual would bring to the Board as a whole, including the information discussed in each of the director's individual biographies set forth in the tables below. Additionally, the Board considered and valued that each of our directors has extensive experience as a business leader and has a strong understanding of business operations in general. In particular, the Board considered that each of the directors has a strong background in the utilities sector, and the Board believes that such relevant experience is important in evaluating and overseeing our business development and strategies.

        The following is information as of March 1, 2014, regarding each director who is up for election at the Annual Meeting:

Henry W. Fayne Age: 67 Director Since: 2007 Director Class: Class I	Mr. Fayne has more than 30 years of experience with American Electric Power ("AEP"), an electric utility company servicing five million customers in 11 states. During his tenure from 1974 to 2004, he held senior positions in both finance and operations. Most recently, he served as Executive Vice President of Energy Services and was responsible for transmission, distribution and customer relations operations for the AEP system, which consisted of approximately 15,000 line workers. He also served as Chief Financial Officer and Executive Vice President—Financial Services and was responsible for financial planning and budgeting, risk management, internal audits, accounting and treasury functions. After retiring from AEP in 2004, Mr. Fayne began providing advisory and consulting services to various companies, including Century Aluminum Company. In addition to serving on the Board, Mr. Fayne currently serves as chairman of the board of directors for Southwest Generation, LLC, a privately held gas fired generating company; director and chairman of the audit committee of the board of directors for Murray Energy Corporation, a privately held coal mining company; and sits on the board of directors of Youth and Families, a non-profit organization serving at risk children in Franklin County, Ohio. Mr. Fayne holds a Bachelor of Arts degree in economics from Columbia College of Columbia University and a Masters of Business Administration degree from the Columbia Graduate School of Business.

Qualifications, Experience, Key Attributes and Skills:

        With over 35 years of total industry experience, Mr. Fayne's extensive background in financial planning, budgeting, risk management and operational experience with AEP combine to provide extremely relevant insight and guidance related to our primary operations. His substantial executive leadership expertise and consulting experience are directly relevant to our operations and activities as well as to his service on our Audit and Compensation Committees, and help aid the Board's strategic and high-level planning as well as the Board's understanding of our customers and competitors. Mr. Fayne's participation on a variety of other boards provides him with a well-rounded perspective to further enhance the Board's understanding of the industry.

Gary R. Johnson Age: 67 Director Since: 2007 Director Class: Class I	Most recently, Mr. Johnson was Vice President and General Counsel of Xcel Energy and its wholly-owned subsidiary, Northern States Power Company. Xcel Energy, through its subsidiaries, is a leading electric and natural gas utility company offering a comprehensive portfolio of energy-related products and services to customers throughout the western and midwestern United States. Mr. Johnson occupied this position from 2000 until his retirement in 2007. From 1989 to 2000, Mr. Johnson was Vice President and General Counsel of Northern States Power Company, the predecessor to Xcel Energy. He holds a bachelor's degree in history from the University of Minnesota and a Masters in Public Administration degree from the Ohio State University. Mr. Johnson is a graduate of the University of Minnesota Law School.

Qualifications, Experience, Key Attributes and Skills:

        Through his distinguished career as an executive officer and general counsel at Xcel Energy and Northern States Power Company, Mr. Johnson gained a broad understanding of the business, legal issues and regulatory landscape of the electrical utility industry. Serving as Lead Director on the Board and the Chairman of the Nominating and Corporate Governance Committee, Mr. Johnson uses his vast knowledge to provide a valuable perspective that assists the Board in its understanding of current legal and regulatory issues facing us and the industry.

        The following is information regarding Class II and Class III directors serving as of March 1, 2014:

Jack L. Alexander Age: 66 Director Since: 2007 Director Class: Class II Expiration of Term: 2015	Mr. Alexander retired from MidAmerican Energy Company ("MidAmerican") in 2005 and provided advisory and consulting services to MidAmerican until 2007. Prior to his retirement, Mr. Alexander spent 32 years serving in various roles with MidAmerican from 1973 to 2005. He was Senior Vice President of Supply and Marketing from 2002 to 2005 and was responsible for electric generation, energy trading, marketing and sales, risk management and legislation and regulation. Prior to this, Mr. Alexander held roles in engineering, corporate planning, human resources and energy delivery. He has over 13 years of experience leading MidAmerican's human resources function, with responsibility for labor relations, contract negotiations, compensation and benefits, employment and employee development and training. Mr. Alexander holds a Bachelor of Science degree in business administration and economics from Morningside College.

Qualifications, Experience, Key Attributes and Skills:

        Mr. Alexander's background as a senior executive at MidAmerican and varied industry experience in transmission and distribution, electric generation, energy trading, marketing and sales, risk management, legislation and regulation, engineering, corporate planning and human resources provide him with an extremely broad and fundamental understanding related to our operations and organizational structure, our utility customers and our transmission and distribution business sector. He also has extensive experience with mergers and acquisitions including asset valuations and due diligence on a number of utility acquisitions. His knowledge and experience is extremely relevant to Mr. Alexander's role as a member on the Audit Committee. While at MidAmerican, Mr. Alexander was responsible for the construction of over $2.0 billion of new electric generation in the state of Iowa including one of the world's largest land-based wind energy projects. He also has experience serving as MidAmerican's chief company spokesperson on a number of IBEW labor contract negotiations. His human resources leadership and experience in labor relations, contract negotiations, compensation and benefits, employment and employee development and training provide a unique and thorough perspective that is of great value in Mr. Alexander's role on our Compensation Committee.

Betty R. Johnson Age: 55 Director Since: 2007 Director Class: Class II Expiration of Term: 2015	Since 2009, Ms. Johnson has been the Vice President of Global Finance and Chief Financial Officer of Sloan Valve Company, an international manufacturer and distributor of water efficient products to the commercial plumbing industry. Prior to this, Ms. Johnson was Executive Vice President and Chief Financial Officer with Block and Company, Inc., a manufacturer and distributor of money handling and office products from 2003 to 2009. From 1999 to 2003 she served as the Vice President—Operations/Finance with Encompass Services Corporation, an electrical and mechanical construction company. Ms. Johnson served as MYR Group's Controller from 1992 to 1998 and Vice President and Controller from 1998 to 1999. In addition, Ms. Johnson has 11 years of experience in various auditing roles within Deloitte and Touche's construction industry group. Ms. Johnson holds a bachelor's degree in business administration and is a certified public accountant.

Qualifications, Experience, Key Attributes and Skills:

        Ms. Johnson's experience as a financial officer at a variety of companies as well as her construction background, including her employment with us, and understanding of finance and accounting, risk auditing, internal controls and procedures for financial reporting processes for large publicly traded corporations provide her with a strong foundational understanding of our financial requirements as well as the financial challenges and issues facing the Company, industry and market. This combination of background and experience ideally positions Ms. Johnson as a key member on both our Audit and Nominating and Corporate Governance Committees.

Maurice E. Moore Age: 63 Director Since: 2010 Director Class: Class II Expiration of Term: 2015	Since 2009, Mr. Moore has been Managing Director and sole proprietor of Primus Financial Group, LLC, a firm providing leasing and project finance advisory services to companies engaged in the renewable energy business. With more than 25 years of professional financial experience, Mr. Moore has an extensive background in originating, negotiating, syndicating and financing large capital projects in various business segments, including the electric utility and renewable energy industries. Prior to his position at Primus Financial Group, Mr. Moore served in senior leadership roles with Chase Equipment Leasing, Inc. from 2006 to 2009, a division of JP Morgan Chase offering a variety of financing and lease solutions to help businesses acquire the equipment needed for daily operations; and JP Morgan Capital Corporation, and its predecessor companies, from 1986 to 2005. Prior to serving on the Board, Mr. Moore served on the boards for West Suburban Medical Center and Community Chest of Oak Park & River Forest, Illinois, and was formerly Finance Advisory Committee Chairman for Oak Park & River Forest High School in Illinois. Mr. Moore earned a Bachelor of Science degree in civil engineering from Brown University and a Masters of Business Administration degree from Harvard Graduate School of Business.

Qualifications, Experience, Key Attributes and Skills:

        Mr. Moore has substantial leadership, financial services and capital expenditures experience, and has advised a variety of clients engaged in energy and renewable energy markets. His skills in originating, negotiating and financing large capital projects in both similar and varying environments serve as a guiding force concerning our capital investment and expenditure plans. In addition, his financial advisory involvement in the renewable energy space provides a diverse range of insight that contributes to the Board's understanding of the markets in which we operate. Mr. Moore's business acumen and participation on the Audit and Nominating and Corporate Governance Committees help to broaden our exposure and understanding of successful financial practices and growth strategies.

Larry F. Altenbaumer Age: 65 Director Since: 2006 Director Class: Class III Expiration of Term: 2016	Mr. Altenbaumer has over 40 years of experience in the energy industry and is currently an independent consultant providing services to several organizations both in and outside of the energy industry, including the University of Illinois and ArcLight Capital Partners ("ArcLight"), a leading energy investment firm. He is also an independent director for the Southwest Power Pool, a FERC-approved regional transmission organization covering portions of nine states, and the interim President of the Economic Development Corporation of Decatur and Macon County, Illinois. Mr. Altenbaumer joined Illinois Power Company ("Illinois Power"), an electric and natural gas delivery company, in 1970 and spent much of his nearly 34 years there in various financial leadership positions, including Treasurer, Controller and Chief Financial Officer, prior to becoming President in 1999. During his tenure with Illinois Power, Mr. Altenbaumer also served as Executive Vice President for Regulated Delivery for Dynegy Inc. ("Dynegy"), a wholesale power, capacity and ancillary services provider. Illinois Power became a subsidiary of Dynegy in 2000—a transaction led by Mr. Altenbaumer for Illinois Power. Mr. Altenbaumer received a Bachelor's Degree in electrical engineering / computer science from the University of Illinois.

Qualifications, Experience, Key Attributes and Skills:

        Mr. Altenbaumer's long record of achievement in various leadership positions at Illinois Power, including President, enables him to provide valuable insight into key aspects of successfully managing our day-to-day business and management operations. This experience and his current position as a director of the Southwest Power Pool and a member of its Human Resources Committee and Finance Committee support his role as Chairman of the Compensation Committee. His executive management roles and range of consulting experience both inside and outside of the industry strengthen Mr. Altenbaumer's ability to provide strategic leadership to help us better position ourselves for future growth and success. In addition, Mr. Altenbaumer's board service for the Southwest Power Pool along with the nature of his activity in support of several ArcLight portfolio companies provide him with relevant expertise in areas related to corporate governance issues affecting U.S. publicly traded companies and arm him with a wide base of knowledge related to his membership on the Nominating and Corporate Governance Committee.

William A. Koertner Age: 64 Director Since: 2007 Director Class: Class III Expiration of Term: 2016	Mr. Koertner joined MYR Group in 1998 as Senior Vice President, Treasurer and Chief Financial Officer, responsible for all financial functions including accounting, treasury, risk management and MIS operations. He was promoted to President and CEO in December 2003. In his role as President and CEO, he has complete profit and loss responsibility for the Company. Prior to joining MYR Group, Mr. Koertner served as Chief Financial Officer for Central Illinois Public Service Company from 1995 to 1998 and President and Chief Executive Officer of CIPSCO Investment Company ("CIPSCO") from 1995 to 1998 as well. CIPSCO manages nonutility investments and provides investment management services for affiliates. Mr. Koertner holds a Bachelor of Science degree in finance from Northern Illinois University and a Masters of Business Administration degree from the University of Illinois.

Qualifications, Experience, Key Attributes and Skills:

        Through Mr. Koertner's tenure as both President and CEO and Chief Financial Officer of MYR Group, he has gained an in-depth understanding of our day-to-day operations and has helped to develop and set our short- and long-term growth strategies. He has been an instrumental force in building and maintaining key customer, vendor and investor relationships that have played an integral role in helping to further understand our business goals, the markets in which we operate and our competitive climate, all of which have contributed greatly to the success of the Company. Mr. Koertner also brings a wealth of financial expertise and utility background to his role and possesses an expert understanding of accounting and treasury practices, risk management and MIS operations, which allows him to provide sound guidance to the Board regarding our strategies and management.

William D. Patterson Age: 59 Director Since: 2007 Director Class: Class III Expiration of Term: 2016	In October 2010, Mr. Patterson rejoined EnSTAR Management Corporation, a company that he founded to provide advisory and consulting services to utilities. Prior to this, Mr. Patterson served as Senior Vice President of Corporate and Business Development for American Water Works Company, Inc., the largest investor-owned U.S. water and wastewater utility company. From 2005 through mid-2008, Mr. Patterson served as Senior Vice President and Chief Financial Officer of Pennichuck Corporation, an investor-owned water utility holding company. From January 2003 to January 2005, he served as an executive advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities. His experience also includes nearly 20 years of work within the investment banking industry, serving in senior positions at E.F. Hutton, Shearson Lehman and Smith Barney, where he was managing director and co-head of the corporate finance department's regulated utilities practice. Mr. Patterson earned his Bachelor of Science degree in civil engineering from Princeton University, graduating summa cum laude. He earned his Masters of Business Administration degree in finance and accounting from the University of Chicago Graduate School of Business.

Qualifications, Experience, Key Attributes and Skills

        Mr. Patterson is a financial executive and expert with 30 years of experience primarily serving the regulated utility and energy/utility infrastructure markets. As an independent director and Chairman of the Audit Committee and a member of the Compensation Committee, Mr. Patterson brings a broad-

based track record of success as a banker, investor and advisor and has held senior management and independent director positions for both public and private companies. His service as a senior executive for various companies in the utility industry provides him with an unparalleled understanding and awareness of our markets and a valuable perspective in the review and analysis of financial statements and results.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers, directors and persons who own more than 10% of our common stock to report their ownership of our common stock and changes in that ownership.

        We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act and written representations from reporting persons that all reportable transactions were reported. Based solely on that review, we believe that during the fiscal year ended December 31, 2013, all required filings were timely made in accordance with Exchange Act requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval and Ratification of Transactions with Related Persons

        We have a written policy and procedures for the review, approval and ratification of transactions with related persons, which has been adopted by the Board. Under our policy, the definition of related persons includes, among others, our named executive officers, directors, beneficial owners of more than 5% of our common stock and any of the foregoing person's immediate family members. In considering the approval of any related party transaction, the Audit Committee will consider whether or not the terms of the transaction are fair to the Company.

        Pursuant to our policy, there were no reported transactions in 2013 that qualified as a related person transaction, and therefore no reported transaction was referred to the Audit Committee or any other committee of the Board for review.

 COMPENSATION COMMITTEE MATTERS

        The Board established the standing Compensation Committee in accordance with our By-Laws. The Board has determined that each member of the Compensation Committee qualifies as an "independent" director as defined under the Nasdaq rules, as a "non-employee director" as defined in Rule 16b-3(b)(3) under the Exchange Act and as an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "IRS Code").

        The Compensation Committee firmly believes that the compensation of our executive officers should emphasize paying for performance that contributes to our success while encouraging behavior that is in our, and our stockholders', long-term best interests. The Compensation Committee is responsible for assisting the Board in overseeing the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. To represent and assist the Board in its oversight of the Company's compensation practices and under its charter, the Compensation Committee performs, among other tasks, the following duties:

  •
  reviews and recommends changes to the Company's executive compensation philosophy, general compensation programs and executive benefit plans, including incentive-compensation programs and equity-based plans;

  •
  reviews and recommends any changes to the goals and objectives of the Company's executive compensation plans;

  •
  reviews and recommends any changes to the Company's executive compensation plans in light of the Company's goals and objectives with respect to such plans;

  •
  evaluates annually the performance of named executive officers in light of the goals and objectives of the Company's executive compensation plans, and determines and approves, or recommends to the Board for its approval, the compensation levels of named executive officers based on this evaluation;

  •
  evaluates annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board; and

  •
  establishes and reviews stock ownership guidelines for directors and officers.

        The Compensation Discussion and Analysis, included in this Proxy Statement, goes into further detail about the Compensation Committee's processes for determining the appropriate levels of compensation for executive officers and directors.

Compensation Consultants

        In order to fulfill its duties, the Compensation Committee has the authority to retain, at the Company's expense, its own advisors and compensation consultants and to approve their compensation. These external compensation consultants provide the Compensation Committee with guidance on compensation trends, program designs and market research and advice and recommendations on both executive and director compensation. They also help evaluate the competitive position of named executive officers' and directors' compensation, and provide advice on incentive award programs. Their findings are discussed in more detail in the Compensation Discussion and Analysis.

        Compensation consultants are engaged by and report directly to the Compensation Committee on executive compensation matters and meet separately with the Compensation Committee outside the presence of management. Interaction between the compensation consultants and management is generally limited to providing necessary information and data.

        Since November 2009, the Compensation Committee has retained Mercer to serve as its compensation consultant. The Compensation Committee has reviewed the independence of Mercer's advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisers. Following its review, the Compensation Committee concluded that Mercer has no conflicts of interest, and provides the Compensation Committee with objective and independent executive compensation advisory services.

Compensation Risk Assessment

        In reviewing and approving compensation programs, the Compensation Committee considers whether the programs are likely to promote risk-taking behavior that could adversely affect the Company. The Compensation Committee has designed the Company's compensation programs, including the Company's incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated into our programs available for our executive officers:

  •
  A Balanced Mix of Compensation Components—The target compensation mix for the Company's executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

  •
  Multiple Performance Factors—The Company's incentive compensation plans use multiple Company-wide metrics, which encourage focus on the achievement of objectives for the overall benefit of the Company:

  •
  The 2013 annual cash incentive was dependent on multiple performance metrics including pretax income, as adjusted for unusual or nonrecurring items, and safety performance.

  •
  The long-term incentives are equity-based with three-year and five-year vesting schedules and performance shares based on achieving targeted return on equity over a three-year performance period.

  •
  Capped Incentive Awards—Annual cash incentive awards are capped at 175% of target and the amount of performance shares that can be earned is limited to 200% of target award.

  •
  Stock Ownership Guidelines—Guidelines call for significant share ownership, which aligns the interests of our executive officers with the long-term interests of stockholders.

  •
  Clawback Provisions—LTIP award agreements contain a clawback provision, which makes all LTIP awards subject to the Company's right to recover the award in the event that it is determined that a participant engaged in conduct that contributed to any material restatement of our earnings.

  •
  Retention Policy—Executive officers are expected to retain the net shares received through an exercise of a stock option, the vesting of restricted stock and net performance shares received if they have not reached applicable stock ownership guidelines.

        The Compensation Committee annually performs an assessment of compensation-related risks for all of our policies and programs. Periodically, the Compensation Committee retains outside consultants to assist in these assessments. These assessments include a review of multiple factors including, but not limited to, the design of compensation policies and programs, controls and approval processes and the negative discretion provided in the oversight of these programs. In 2013, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In the event that the Company's risk profile was to change, the Compensation Committee would consider appropriate adjustments in policies and practices.

Compensation Committee Report for the Year Ended December 31, 2013

        The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement.

        In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement to be filed with the SEC in connection with our Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC ("2013 Form 10-K").

Compensation Committee:	Larry F. Altenbaumer, Chair
Jack L. Alexander
Henry W. Fayne
Gary R. Johnson
William D. Patterson

DIRECTOR COMPENSATION

        The Compensation Committee reviews director compensation periodically and recommends changes to the Board when it deems them appropriate. We use a combination of cash and equity-based compensation to attract and retain non-employee directors and to compensate such directors for their service on the Board in an amount that is commensurate with their role and involvement. In establishing director compensation, the Compensation Committee and the Board consider analyses prepared by Mercer of reported non-employee director compensation practices at the peer companies used by the Compensation Committee in its evaluation of named executive officers' compensation, discussed more fully in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Cash Compensation

        For the year ended December 31, 2013, the Board approved the following cash compensation for our non-employee directors for service on the Board and Board committees:

  •
  annual compensation retainer of $35,000 for each member of the Board, plus an additional $10,000 annually for each chairperson of the Audit and Compensation Committees, and an additional $5,000 annually for the chairperson of the Nominating and Corporate Governance Committee;

  •
  cash compensation of $2,000 for each meeting of the Board attended in person and $1,000 for each meeting attended telephonically; and

  •
  cash compensation of $1,000 for each meeting of any committee (including any subcommittee) attended, whether in person or by phone.

In addition, our directors are entitled to reimbursement for reasonable costs and expenses incurred in connection with attendance at Board and committee meetings.

Equity Compensation

        In 2013, the Board approved time-based restricted stock grants with a value of approximately $60,000 to each non-employee director, which was the same amount granted in 2012. Each grant vests ratably over a three-year period, but may be accelerated upon a change in control, as defined in the LTIP, provided the grantee is a member of the Board. Unvested restricted stock grants are forfeited when a director leaves the Board.

Other Features

        Our insider trading policy, among other things, generally prohibits directors from hedging the economic risk of their stock ownership and holding shares of the Company's common stock in a margin account or pledging shares as collateral for a loan. In addition, the Board established stock ownership guidelines for our non-employee directors to reinforce the importance of aligning the interests of the members of the Board with the interests of our stockholders. The guidelines require directors to meet an equity ownership level with a value equal to or greater than four times the annual retainer within five years from the later of March 31, 2011 and the date the non-employee director was appointed to the Board. We have adopted retention requirements related to these stock ownership guidelines so that directors must retain net shares received through an exercise of a stock option or the vesting of restricted stock if they have not satisfied the required equity ownership level.

        The following table sets forth each director's ownership as of February 28, 2014 for stock ownership guidelines purposes.

Name	Share Ownership(1)	Market Value ($)(2)	Ownership Guideline	Current Ownership Multiple	Compliance Deadline
Jack L. Alexander	7,853	214,400	4.0x	6.1x	March 31, 2016
Larry F. Altenbaumer	10,736	293,106	4.0x	8.4x	March 31, 2016
Henry W. Fayne	7,570	206,674	4.0x	5.9x	March 31, 2016
Betty R. Johnson	7,556	206,292	4.0x	5.9x	March 31, 2016
Gary R. Johnson	10,147	277,026	4.0x	7.9x	March 31, 2016
Maurice E. Moore	4,261	116,325	4.0x	3.3x	March 31, 2016
William D. Patterson	9,341	255,022	4.0x	7.3x	March 31, 2016

(1)
The amounts in this column were calculated in accordance with the stock ownership guidelines and include vested but unexercised stock options and exclude unvested restricted stock.

(2)
The amounts in this column were calculated in accordance with the stock ownership guidelines based on the highest reported share price during the preceding twelve-month period of $27.30.

2013 DIRECTOR COMPENSATION TABLE

        The following table sets forth the compensation earned by each of our non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(3)
Jack L. Alexander	62,000	59,997	121,997
Larry F. Altenbaumer	72,000	59,997	131,997
Henry W. Fayne	62,000	59,997	121,997
Betty R. Johnson	62,000	59,997	121,997
Gary R. Johnson	67,000	59,997	126,997
Maurice E. Moore	62,000	59,997	121,997
William D. Patterson	72,000	59,997	131,997

(1)
Our directors have the option of receiving between 10% and 60% of their annual retainer in the form of our common stock. In 2013, the following directors received stock as a portion of their annual retainer: Mr. Altenbaumer: 1,014 shares or approximately 60% of his annual retainer; and Mr. Johnson and Mr. Moore: 845 shares each or approximately 50% of their annual retainers. The amounts in this column include the cash equivalent of the stock received as a portion of such directors' annual retainer.

(2)
Each director was awarded 2,431 shares of restricted stock on March 25, 2013, and the amounts in this column represent the aggregate grant date fair value of those awards in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The aggregate grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule, which is three years. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that may be recognized by the directors. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2013 included in our 2013 Form 10-K.

(3)
We ceased granting stock options to non-employee directors after 2007. Messrs. Alexander, Altenbaumer, Fayne, Johnson and Patterson and Ms. Johnson each held 8,000 stock options as of December 31, 2013. Each non-employee director held 5,546 shares of restricted stock as of December 31, 2013.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis describes the material components of our executive officer compensation program for the officers who are named in the Executive Compensation Tables below and who are referred to as our "named executive officers." Our named executive officers for 2013 were as follows:

  •
  William A. Koertner, President and CEO;

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  Paul J. Evans, Vice President, Chief Financial Officer and Treasurer;

  •
  Gerald B. Engen, Jr., Senior Vice President, Secretary and Chief Legal Officer;

  •
  William H. Green, Senior Vice President; and

  •
  Richard S. Swartz, Jr., Senior Vice President and Chief Operating Officer.

Executive Summary

  2013 Company Performance

        MYR Group is a leading specialty contractor serving the electrical infrastructure market throughout the United States and has the experience and expertise to complete electrical installations of any type and size. Our comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Our transmission and distribution customers include electric utilities, private developers, cooperatives and municipalities. We also provide commercial and industrial electrical contracting services to property owners and general contractors throughout the western United States.

        [                             ]

We credit our performance in 2013 in part to a sound compensation program, which aims to pay for performance and align compensation with both the short-term and long-term interests of our stockholders.

  Pay-For-Performance

        We have designed our compensation programs to reward our key executive officers for their contributions to our short-term and long-term performance and to be competitive with programs offered by companies with which we compete for executive officer talent. We believe that the pay of our named executive officers should be directly linked to performance; thus our compensation programs are designed to reward strong financial performance and safe operations.

2013 Target Performance-Based Compensation

        Although we do not use a specific formula to determine the mix of performance-based and fixed compensation paid to our named executive officers, our emphasis on pay-for-performance resulted in performance-based compensation (which we define as stock option awards, performance shares awards and cash awards tied to performance) representing a significant part of our named executive officers' compensation in 2013. In 2013, performance-based compensation represented approximately 58% of the target Total Direct Compensation (which we define as base salary, target bonus under our Senior Management Incentive Plan (the "SMIP") and target value of equity awards under our LTIP) for our

CEO and an average of approximately 50% for our other named executive officers, as shown in the charts below:

CEO Compenstion	All Other Named Executive Officer Compensation

        As shown below for 2013, the target Total Direct Compensation for our CEO and named executive officers was below the 2012 median for the Peer Group (as discussed below under "Use of Compensation Consultants and Peer Groups"):

	2013 Target Total Direct Compensation ($ in 000s)	Peer Group 2012 Median Total Direct Compensation ($ in 000s)
Chief Executive Officer	$2,400	$2,494
Other named executive officers (average)	$877	$969

  2013 Compensation Highlights and Philosophy

        We endeavor to maintain strong compensation practices, which requires effective governance standards with respect to the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2013:

  •
  Say on Pay.  We annually put our named executive officer compensation to an advisory vote of our stockholders and received a positive response of over 93% at our 2013 Annual Meeting;

  •
  Stockholder Input.  We keep open dialogue with stockholders to solicit input and feedback on our compensation practices and policies;

  •
  No Gross-ups Going Forward.  We maintain a policy that does not include gross-up payments for excise taxes in new employment agreements;

  •
  Double-Triggers.  Our employment agreements with our named executive officers provide for additional severance payments and benefits only on a so-called "double trigger" basis;

  •
  Anti-Hedging and Pledging.  We have an insider trading policy that generally prohibits our named executive officers from hedging the economic risk of their stock ownership and holding shares of the Company's common stock in a margin account or pledging shares as collateral for a loan;

  •
  Clawback Policy.  We include clawback provisions in our LTIP award agreements, which subject all equity awards under the LTIP to the Company's right to recover awards in the event that it is determined that a participant has engaged in conduct that contributed to any material restatement of our earnings;

  •
  Stock Ownership Guidelines.  We have stock ownership guidelines, with a stock retention feature, for our named executive officers to align their interests with our stockholders' interests;

  •
  Peer Companies.  We conduct a rigorous peer group assessment and maintain a peer group that provides a valuable comparison for compensation decisions;

  •
  Competitive Pay.  We provide our executive officers with total compensation opportunities at levels that are competitive with our peer companies, which rewards outstanding performance and the achievement of strategic goals;

  •
  Pay-for-Performance.  We granted equity awards under our LTIP that provide a mix of retention-based awards and awards that will reward our executives for the achievement of long-term performance goals that are intended to maximize stockholder value; and

  •
  Risk Assessment.  The Compensation Committee performed a risk assessment and determined that no element of our compensation programs was reasonably likely to have a material adverse effect on our company.

Objectives of our Compensation Programs

        We seek to maintain the competitiveness of our executive compensation program with those of our peers and competitors. Adjustments to both overall compensation and the individual components of compensation are based on various factors, including results of compensation benchmarking studies, general economic conditions, the effects of inflation or other economic forces, changes in our business operations and the related financial results, results from our stockholder vote on say on pay and changes in the compensation practices of our competitors. We also take into account each executive officer's individual performance when making compensation adjustments.

        The primary objectives of our executive compensation program are to:

  •
  attract and retain the most talented and dedicated executives possible;

  •
  reward accountability and performance by linking compensation to the achievement of financial and safety performance goals;

  •
  motivate executive leadership and promote behavior that aligns our executive officers' interests with those of our stockholders;

  •
  encourage our executives to develop business and build a backlog of profitable business to ensure our long-term success;

  •
  encourage our executives to develop business models and systems that seek out strategic opportunities, which benefit us and our stockholders;

  •
  encourage our executives to develop and maintain an understanding of our industries' competitive environment and position ourselves as a leader within our industries; and

  •
  encourage our executives to implement a culture of legal and regulatory compliance and a commitment to operating our business with the highest standards of professional conduct, ethics and compliance.

Management's Role

        The Compensation Committee oversees the executive compensation program for our named executive officers, as discussed under "Compensation Committee Matters." Our management also plays an important role in setting the compensation of our named executive officers by initially recommending various aspects of incentive compensation, including financial performance goals, safety performance goals and strategic goals relating to each named executive officer. Management also makes recommendations regarding the base salary, cash bonus and equity awards for our named executive officers (other than with respect to our CEO). While our management makes recommendations as to the goals and awards for named executive officers' incentive compensation (other than with respect to our CEO), the Compensation Committee has final authority and complete discretion to ultimately set the compensation of our named executive officers.

        At the request of the Compensation Committee, our CEO presents to the Compensation Committee his evaluation of the performance of our other named executive officers and his recommendations regarding their compensation. The Compensation Committee considers these evaluations and recommendations in determining our named executive officers' salaries and the amounts that may be paid under our incentive plans.

        To assist the Compensation Committee, management also prepares information "tally sheets." The purpose of the tally sheets is to provide the Compensation Committee the information on key elements of actual compensation and potential compensation for our named executive officers so that the Compensation Committee may fully evaluate our total compensation packages. Further, the Compensation Committee discusses compensation decisions with Mercer, its independent compensation consultant, and deliberates on such decisions without management present.

Use of Compensation Consultants and Peer Groups

        The Compensation Committee believes that it is appropriate to utilize compensation benchmarking studies of our peer and competitor companies to establish initial compensation targets because the competitiveness of our compensation practices greatly influences our ability to attract, motivate and retain top executive officer talent, which is an important determinant of our business success. However, the Compensation Committee believes compensation benchmarking studies should be considered only as a point of reference for measurement and not as the determinative factor for our named executive officers' compensation. The results of the studies do not supplant the significance of the individual performance of our named executive officers that the Compensation Committee considers when making compensation decisions. Because the information provided by compensation benchmark studies is just one of the pieces of information that is used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, the Compensation Committee has discretion to determine the frequency of performing benchmarking and other studies.

        We annually compare our compensation program with those companies in a peer group (the "Peer Group") that the Compensation Committee evaluates together with Mercer. The companies selected for inclusion in the Peer Group, which are listed below, were selected on the basis of a number of factors, including similar industry characteristics, revenues and market capitalization, as well as companies we compete against for talent. All of the companies selected are publicly traded U.S. companies in the construction, engineering and commercial services industries with annual revenue between approximately one-third and three times our annual revenue.

        During our 2012 review of the makeup of our Peer Group, we removed Ameron International Corporation, which was acquired, and replaced it with Ameresco, Inc. given its industry characteristics and revenues. The companies included in the Peer Group for the evaluation of 2013 executive compensation levels were:

Peer Group
Aegion Corporation	Michael Baker Corporation
Ameresco, Inc.	Newpark Resources, Inc.
Astec Industries, Inc.	Orion Marine Group, Inc.
Cal Dive International, Inc.	Pike Electric Corporation
Comfort Systems USA, Inc.	Primoris Services Corporation
Dycom Industries, Inc.	Sterling Construction Company Inc.
ENGlobal Corporation	Superior Energy Services, Inc.
Granite Construction Incorporated	Tetra Tech, Inc.
Integrated Electrical Services, Inc.	TRC Companies, Inc.
Layne Christensen Company	UniTek Global Services, Inc.
Matrix Service Company	Willbros Group Inc.

        In November 2012, Mercer performed and presented to the Compensation Committee an executive compensation study (the "Mercer Executive Compensation Review"). The Mercer Executive Compensation Review included comparisons to the Peer Group to ensure that our executive compensation program for 2013 was competitive with the group and our markets. The Compensation Committee generally seeks to target total executive compensation at or near the median total compensation of the Peer Group and allows business and individual performance to determine whether actual pay is above or below the median. The Compensation Committee believes that this review of Peer Group programs provides valuable information during the Compensation Committee's review and design of both the named executive officers' overall compensation levels and individual components of compensation, including the allocation of compensation between long-term and short-term compensation and cash and non-cash compensation.

Communications with Stockholders on Executive Compensation

        At our 2013 Annual Meeting, our stockholders voted on an advisory resolution regarding the compensation of our named executive officers, which was approved by more than 93% of the votes cast on the proposal (the "say on pay proposal"). These results demonstrated strong stockholder support for our overall executive compensation program. The Compensation Committee considered this 93% favorable vote and determined that our current practices and processes did not require any significant modifications to achieve the desired results of our compensation program or address stockholder concerns. The Compensation Committee will continue to consider the outcome of these annual advisory votes when considering future executive compensation arrangements.

        In addition to our annual say on pay proposal, management has also opened a dialogue with our stockholders. As part of this dialogue, stockholders are encouraged to provide feedback on our corporate governance policies and our executive compensation programs, including its various components. From time to time, we have reached out to and engaged in conversations with some of our larger stockholders regarding our compensation programs and philosophy and have generally received positive feedback on our practices. We believe that these conversations have and will better situate our company to modify our compensation programs to address stockholder concerns on an ongoing basis. Management reports to the Compensation Committee on issues or concerns our stockholders provide with respect to our executive compensation programs. We encourage stockholders to reach out to the Board or the Compensation Committee with any feedback on our executive compensation programs. For more information on providing feedback and the related procedures, please see "Corporate Governance—Communications with the Board" in this Proxy Statement.

Summary of Key 2013 Compensation Elements

        This table summarizes the material elements of our 2013 compensation program for our named executive officers.

Compensation Element	Objectives	Key Features
Base Salary	To provide a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.	Varies based on skills, experience, level of responsibility and other factors.
Adjustments are considered annually based on individual performance, level of pay relative to the market, and internal pay equity.
Senior Management Incentive Plan Awards

To reward annual corporate performance.
To align interests of our named executive officers with those of our stockholders by linking compensation with financial and safety performance.
To retain named executive officers by providing market-competitive compensation.

Annual incentive payments are cash awards based on financial and safety performance objectives. Annual cash incentive awards are capped at 175% of target.
Long-Term Incentive Plan (Equity) Awards

To align named executive officers' interests with long-term stockholder interests by linking part of each named executive officer's compensation to long-term corporate performance.
To provide opportunities for wealth creation and stock ownership, which promotes retention and enables us to attract and motivate our named executive officers.
To retain named executive officers through multi-year vesting of equity grants and multi-year performance periods.

Targeted at levels that will provide total direct compensation (base salary plus annual incentive plus equity awards) competitive with our Peer Group's total direct compensation.
Utilizes different equity types, including stock options, restricted stock and performance shares to balance the multiple objectives.
Long-term equity awards generally vest annually over three-year or five-year periods and the amount of performance shares that can be earned is capped at 200% of target award.

Profit Sharing Contributions to Diversified Holdings Savings Plan	To reward annual corporate performance for our employees, including our named executive officers.	Contribute up to 10% of salary depending on the profitability of the Company.

Compensation Element	Objectives	Key Features
401(k) Matching Contributions to Diversified Holdings Savings Plan	To provide certain retirement income for our employees, including our named executive officers.	Provide a match of 100% of an employee's contributions up to the first 6% of such employee's base salary, up to the maximum allowed by the plan.
Financial Planning Services	To attract and retain named executive officers.	Use of a financial planning service.
Executive Perquisites	To attract and retain named executive officers.	Use of a Company vehicle or a car allowance.

Analysis of 2013 Compensation Decisions and Actions

  Base Salary

        Base salary is a critical element of our named executive officers' compensation because it provides them with a base level of guaranteed monthly income as compensation for services provided to us.

        The Compensation Committee generally reviews the base salaries of the named executive officers annually. To assist with that review, the Compensation Committee often will refer to the base salaries in effect for comparable officers at companies in the Peer Group. The Compensation Committee has typically considered such review, as well as internal comparables, individual performance, economic conditions and the Company's financial performance, in reviewing base salary levels. When market or merit increases are warranted, changes in base salary are generally made effective during our second quarter.

        When setting base salaries for our named executive officers for 2013, the Compensation Committee considered the Mercer Executive Compensation Review, as well as certain other factors, including those specified above. As a result, the Compensation Committee made market-based base salary increases for each named executive officer of between approximately 3.0% and 6.0% for 2013. Amounts relating to base salary may be found in the "Salary" column of the 2013 Summary Compensation Table.

  Senior Management Incentive Plan Awards

        The SMIP is designed to provide our named executive officers with cash performance awards payable annually to reward the achievement of certain financial and safety performance goals that we believe are strongly linked to stockholder value creation. An important factor in our decision to pay our SMIP awards in cash rather than in equity has been to ensure that our compensation program remains competitive with the programs of our direct competitors, which include private companies that primarily pay their executives with cash. Our SMIP performance targets are measured against financial performance and safety goals that are established annually by the Compensation Committee and that encourage our named executive officers to increase stockholder value by focusing on growth in revenue and earnings and safety in operations.

        The payout for each named executive officer under the SMIP is dependent on a percentage of each named executive officer's salary that the Compensation Committee determines to be subject to the plan and our performance measured against the financial and safety goals established by the Compensation Committee pursuant to the SMIP. The Compensation Committee determines the percentage of each named executive officer's base salary to be subject to an award under the plan based on position, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. In connection with its review of the percentage of each named executive officer's base salary that should be subject to an award under the plan for 2013, the Compensation Committee determined, based on the Mercer Executive Compensation Review, to make certain adjustments to the threshold, target and maximum payable awards for Messrs. Koertner and Swartz, as these levels were determined to be below market as compared to 2012. Specifically, for 2013, the Compensation Committee increased the threshold, target and maximum incentive opportunity compared to 2012 for Mr. Koertner from 37.5%, 87.0% and 150% to 40%, 100% and 175%, respectively, and for Mr. Swartz from 35.0%, 71% and 125% to 36%, 76% and 135%, respectively.

        Each named executive officer's 2013 incentive opportunity under the SMIP is provided in the table below.

	Performance Rating(1)
Named Executive Officer	75% of Goals (Threshold)	100% of Goals (Target)	150% of Goals (Maximum)
	(percentage of base salary)
Mr. Koertner	40%	100%	175%
Mr. Evans	33.5%	65%	110%
Messrs. Engen and Green	35%	71%	125%
Mr. Swartz	36%	76%	135%

(1)
There is no payout under the SMIP as to each performance goal unless 75% of the performance goal is achieved. The SMIP provides for a range of payouts based upon the achievement of our performance goals determined by linear interpolation between achievement levels.

        Each named executive officer's 2013 award pursuant to the SMIP was based on pretax income as the financial performance goal and total case rate, lost time cases and the avoidance of a catastrophic accident resulting in a fatality as the safety performance goals. We chose these particular metrics because we believe they are strongly correlated with our success, which is consistent with our compensation objective of linking named executive officers' compensation with performance. The performance goals are intended to be challenging and ambitious but also realistic enough to be reasonably attainable given a concerted effort by our named executive officers in consideration of current conditions and trends. Payouts at or above target have been attained three times in the past five years.

        The performance goals for target, threshold and maximum, as well as the actual level of performance achieved for SMIP plan year 2013, are displayed in the following table (dollars in thousands):

	Threshold	Target	Maximum	2013 Results
Pretax Income	$37,503	$50,004	$75,006	$	[	]
Total Case Rate	3.36	2.52	1.68		[	]
Lost Time Rate	1.00	0.75	0.50		[	]
Catastrophic Accident	0	0	0		[	]

        The following table shows the weighting of the performance goals, based on each individual named executive officer's level of responsibility within the company, that were applied to that named executive officer's base salary to determine payout for awards under the SMIP in 2013:

	Pretax Income (% of Base Salary)			Total Case Rate (% of Base Salary)			Lost Time Rate (% of Base Salary)			Catastrophic Accident (% of Base Salary)
	Thres.	Target	Max	Thres.	Target	Max	Thres.	Target	Max	Event(1)	No Event
Mr. Koertner	17.5	64.5	122.5	2.5	9.0	17.5	2.5	9.0	17.5	0	17.5
Mr. Evans	17.5	42.0	77.0	2.5	6.0	11.0	2.5	6.0	11.0	0	11.0
Mr. Engen	17.5	45.5	87.5	2.5	6.5	12.5	2.5	6.5	12.5	0	12.5
Mr. Green	17.5	45.5	87.5	2.5	6.5	12.5	2.5	6.5	12.5	0	12.5
Mr. Swartz	17.5	48.5	94.5	2.5	7.0	13.5	2.5	7.0	13.5	0	13.5

(1)
Each of the safety performance criterion of total case rate, lost time cases and the avoidance of a catastrophic accident resulting in a fatality are weighted at 10% of the total payout under the SMIP. If any catastrophic accident resulting in a fatality occurs, there is no award for this criterion; however, if no such event occurs, payout will be made at the criterion's maximum payout.

        The table below sets forth for SMIP plan year 2013 target annual incentive opportunities for threshold, target and maximum performance levels. The actual payout amounts are computed based on actual 2013 performance, as outlined above.

	2013 SMIP Base Salary ($)	Threshold Award ($)	Target Award ($)	Maximum Award ($)	2013 Actual Award ($)	2013 Actual (% Base Salary)
Mr. Koertner	592,500	237,000	592,500	1,036,875	710,763	120.0%
Mr. Evans	315,750	105,776	205,238	347,325	242,812	76.9%
Mr. Engen	330,750	115,763	234,833	413,438	282,064	85.3%
Mr. Green	343,500	120,225	243,885	429,375	292,937	85.3%
Mr. Swartz	361,000	129,960	274,360	487,350	330,532	91.6%

  Long-Term Incentive Compensation

        We believe that long-term performance is achieved through an ownership culture that rewards and encourages our named executive officers to foster our long-term success. We believe that an effective method to reward and encourage such success is through the use of stock-based awards. The purposes of the LTIP are to attract, motivate and retain our key employees and directors upon whose judgment, initiative and efforts the financial success and growth of our business largely depends, to provide additional incentive to our employees and directors through stock ownership and other rights that promote and recognize our financial success and growth, and to align management's interests with those of our stockholders. As part of the LTIP, we include a "change in control" provision that more closely aligns our interests with those of the named executive officers in the event of a change in control by allowing the Compensation Committee to adjust the LTIP awards to maintain and protect the rights of the participants in the LTIP in case of a change in control. Under the terms of the LTIP, the Compensation Committee has the authority to determine who will receive awards under the LTIP, the amounts of the awards and the limitations on those awards.

        For 2013, the Compensation Committee considered the market data with respect to each named executive officer in the Mercer Executive Compensation Review, compensation levels of our Peer Group and general individual and corporate performance. As a result of this review, the Compensation Committee approved market-based increases to the value of equity awards granted to each our named executive officers for 2013 in order to more closely align the value with median market levels.

        The Compensation Committee elected to award equity compensation to our named executive officers during 2013 composed of one-third non-qualifying stock options, one-third restricted stock and one-third performance shares. The Compensation Committee elected this mix because it concluded that doing so represented an appropriate balance between the incentives provided by the different types of equity. For example, stock options only generate value if the value of the stock appreciates; restricted stock provides a benefit by helping to retain key employees; and performance shares are designed to vary the level of rewards a named executive officer receives dependent on actual corporate performance results that are critical to stockholders.

        The Compensation Committee approved equity award grants to our named executive officers in the following amounts based on grant-date fair value, consistent with the presentation in the 2013 Summary Compensation Table:

	Nominal Value of Equity Awards ($)	Value of Options ($)	Value of Restricted Stock ($)	Value of Performance Shares ($)
William A. Koertner	1,199,974	399,996	399,989	399,989
Paul J. Evans	299,954	99,996	99,979	99,979
Gerald B. Engen, Jr.	299,954	99,996	99,979	99,979
William H. Green	219,978	73,330	73,324	73,324
Richard S. Swartz, Jr.	349,982	116,658	116,662	116,662

        As in previous years, the non-qualified stock options granted to our named executive officers during 2013 have a ten-year term and vest ratably over a three-year period beginning one year following the date of grant. The exercise price of these stock options is the closing price of our common stock on Nasdaq on the grant date. In addition, consistent with past practice, the restricted stock awards granted to our named executive officers during 2013 vest ratably over a five-year period beginning one year following the date of grant and were valued at the closing price of our common stock on the grant date. The vesting of non-qualified stock options and restricted stock may be accelerated in the event of a named executive officer's death, disability, termination without "cause" or for "good reason" and termination without "cause" or for "good reason" following a "change in control." In addition, the vesting of non-qualified stock options may be accelerated if a named executive officer retires at normal retirement age (as such term is defined in the Social Security Act of 1935, as amended). Additional information regarding these awards may be found in the 2013 Summary Compensation Table, the 2013 Grants of Plan-Based Awards table and under "Potential Payments Upon Termination or Change in Control."

        We design our awards of performance shares to motivate executive officers to achieve long-term financial goals and superior stockholder returns. The performance shares granted in 2013 will be earned based on the relative achievement of the target level of return on equity ("ROE"), a non-GAAP financial measure, which we define as net income divided by total stockholders' equity. The number of performance shares earned from this award is dependent on the actual level of ROE achieved for the performance period running from January 1, 2013 through December 31, 2015, and the number of earned shares can vary between 0% (for performance below threshold; 50% for performance at threshold) and 200% of the target number. However, in no case will the earned number of shares exceed 200% of the target number. We do not publicly disclose future target levels of ROE under the performance shares granted because that information constitutes confidential commercial or financial information, the disclosure of which could cause us competitive harm with regard to short-term strategies and goals. We intend to disclose this information after the conclusion of the applicable performance period.

        We awarded performance share awards in 2011 for the performance period running from January 1, 2011 through December 31, 2013 (the "2011 Performance Period"). The performance shares granted in 2011 were earned based on the relative achievement of the target level of ROE set at the beginning of the 2011 Performance Period. The number of performance shares earned from this award was dependent on the actual level of ROE achieved for the 2011 Performance Period, and the number of earned shares could have varied between 0% (for performance below threshold; 50% for performance at threshold) and 200% of the target number. However, in no case could the earned number of shares have exceeded 200% of the target number. The ROE target for the 2011 Performance Period was [            ]%. Based on the three-year average ROE for the 2011 Performance Period, [            ]% of the target performance shares awarded were earned. The chart below shows the performance share payouts for each of our named executive officers that were awarded performance shares in 2011:

	Target Award	Earned Award	Award Value at Vesting(1) ($)
William A. Koertner	12,406	16,541	414,848
Gerald B. Engen, Jr.	3,584	4,779	119,857
William H. Green	4,135	5,513	138,266
Richard S. Swartz, Jr.	4,135	5,513	138,266

(1)
Award value is based on the closing stock price of $25.08 on December 31, 2013, the vesting date.

        We also awarded performance shares in 2012 for the performance period running from January 1, 2012 through December 31, 2014. These performance shares will be earned based on the achievement of the target level of ROE for the performance period and otherwise contain terms consistent with the performance shares granted in 2013 described above.

Other Compensation

        At its discretion, the Compensation Committee may authorize profit sharing contributions to the Diversified Holdings Savings Plan (our 401(k) plan) accounts of our employees, including our named executive officers, subject to applicable limitations. For 2013, we paid 6% of base salary in profit sharing contributions.

        Additionally, our employees, including our named executive officers, receive matching contributions under our 401(k) plan. We match 100% of an employee's contributions up to the first 6% of such employee's base salary, up to the maximum allowed by the plan.

        Each named executive officer is eligible to utilize the financial service planning offered by the company as a perquisite.

        Each named executive officer is also eligible to participate in all other benefit plans and programs that are or in the future may be available to our other executive employees, including any health insurance or health care plan, life insurance, disability insurance, retirement plan, vacation and sick leave plan and other similar plans. In addition, each named executive officer is eligible for certain other benefits that are generally available to our employees, including reimbursement of business and entertainment expenses, reimbursement of relocation expenses and perquisites, including the choice of a car allowance or the use of a company car with a gas card. The Board may revise, amend or add to the executive officer's benefits and perquisites as it deems advisable.

        The benefits described in this section are paid to remain competitive in the marketplace. Amounts relating to certain of these benefits may be found in the "All Other Compensation" column of the 2013 Summary Compensation Table.

Exercise of Discretion in Executive Compensation Decisions

        The Compensation Committee has complete discretion to withhold payment of an award under our SMIP regardless of whether we or our named executive officers have successfully met the goals set under the SMIP. For 2013, the Compensation Committee did not exercise such discretion in the payment or non-payment of SMIP awards to our named executive officers.

        The Compensation Committee has the authority and discretion to determine who receives and the nature of equity compensation grants under our LTIP. The Compensation Committee also has the authority to cancel outstanding grants and substitute new grants of the same or different number of shares of stock and having exercise prices that may be the same or different than the exercise price of the cancelled grants or amend the terms of outstanding grants, provided that such amendment does not impair the rights of the grantee without the grantee's consent. The LTIP prohibits the repricing of outstanding stock options or SARs without stockholder approval.

Employment Agreements, Severance Benefits and Change in Control Provisions

        In connection with our private placement in 2007, we entered into employment agreements with each of the individuals serving as named executive officers at the time. These employment agreements (the "Legacy Employment Agreements") remain in place with Mr. Koertner, Mr. Engen, Mr. Green and Mr. Swartz. Mr. Evans entered into an employment agreement (the "Evans Employment Agreement" and, together with the Legacy Employment Agreements, the "Employment Agreements") in connection with his appointment in January 2012. The Employment Agreements provide for severance payments and benefits upon a termination of a named executive's employment without "cause" or for "good reason," as further described below under "Executive Compensation Tables—Employment Agreements." We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to named executive officers. We view the cash severance and continuation of health and welfare benefits as appropriate for the named executive officers who may not be in a position to readily obtain comparable employment within a reasonable period of time due to the restrictive covenants, including a one-year non-compete covenant, in the Employment Agreements.

        In addition, the Employment Agreements provide for additional severance payments and benefits upon a termination of a named executive's employment without "cause" or for "good reason" within one year following a change in control (in other words, only on a so-called "double trigger" basis). We believe that providing change in control benefits reduces the reluctance of our named executive officers to pursue potential change in control transactions that may be in our best interest while simultaneously preserving neutrality in negotiating and executing transactions that are favorable to us. Since 2011, the Compensation Committee has maintained a policy that it will not include gross-up payments for excise taxes as a result of a change in control pursuant to any new employment agreement. Accordingly, the Evans Employment Agreement does not include any provision to provide gross-up payments for excise taxes as a result of a change in control. Details regarding severance payments and benefits payable upon a termination of a named executive officer's employment following a change in control are described under "Executive Compensation Tables—Employment Agreements" and "—Potential Payments Upon Termination or Change in Control."

Deductibility of Executive Compensation

        In developing the compensation packages for the named executive officers, the Compensation Committee considered the deductibility of executive compensation under Section 162(m) of the IRS Code. Section 162(m) generally disallows a tax deduction for compensation that we pay to our CEO or any of the next three most highly compensated executive officers (other than our Chief Financial Officer) to the extent that the compensation for any such individual exceeds $1,000,000 in any taxable year. However, this deduction limitation does not apply to compensation that is "performance-based" under Section 162(m). In 2010, our stockholders approved a plan applicable to annual incentives for our named executive officers, the SMIP. In addition, in 2011, our stockholders approved a plan applicable to equity awards for our named executive officers, the LTIP. Cash- and equity-based performance awards under these plans may qualify for performance-based deductions and may not be subject to the deductibility limitation under Section 162(m). The LTIP and the SMIP are being submitted to our stockholders for reapproval at the Annual Meeting as described under "Proposal No. 3. Approval of the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014)" and "Proposal No. 4. Approval of the MYR Group Inc. Senior Management Incentive Plan (Amended and Restated as of May 1, 2014)," respectively.

        In order to maintain flexibility in making compensation decisions, the Compensation Committee has not adopted a policy requiring all compensation to be deductible under Section 162(m) of the IRS Code. Portions of the compensation we pay to certain of the named executive officers may not be deductible due to the application of Section 162(m) of the IRS Code and the Committee may from time to time approve compensation that is not deductible under Section 162(m) if it determines that it is in our best interest to do so.

Stock Ownership Guidelines and Retention

        In order to align the interests of our executives with those of our stockholders, we require our named executive officers to attain levels of beneficial stock ownership measured based on a multiple of his or her annual base salary, as set forth below:

Position	Stock Ownership Guideline
Chief Executive Officer	5×base salary
All Other Named Executive Officers	3×base salary

        Named executive officers have five years from the later of March 31, 2011 and their appointment to a position subject to the guidelines to attain these levels of beneficial stock ownership. We have adopted retention requirements with respect to these stock ownership guidelines whereby named executive officers are expected to retain net shares received through an exercise of a stock option or the vesting of restricted stock or net performance shares if they have not reached the applicable stock ownership guideline. The following table sets forth each named executive officers' ownership value as of February 28, 2014.

Name	Share Ownership(1)	Market Value ($)(2)	Ownership Guideline	Current Ownership Multiple	Compliance Deadline
William A. Koertner	363,163	9,914,337	5.0x	16.5x	March 31, 2016
Paul J. Evans(3)	7,293	199,098	3.0x	0.6x	January 3, 2017
Gerald B. Engen, Jr.	59,914	1,635,659	3.0x	4.9x	March 31, 2016
William H. Green	60,350	1,647,567	3.0x	4.8x	March 31, 2016
Richard S. Swartz, Jr.	58,518	1,597,555	3.0x	4.4x	March 31, 2016

(1)
The amounts in this column were calculated in accordance with the stock ownership guidelines and include vested but unexercised stock options and exclude unvested restricted stock and unvested performance shares.

(2)
The amounts in this column were calculated in accordance with the stock ownership guidelines based on the highest reported share price during the preceding twelve-month period of $27.30.

(3)
Mr. Evans joined the Company on January 3, 2012 and has until January 3, 2017 to attain the level of beneficial stock ownership specified by the guidelines.

Trading Restrictions

        We also have an insider trading policy which, among other things, generally prohibits named executive officers from hedging the economic risk of their stock ownership and holding shares of the Company's common stock in a margin account or pledging shares as collateral for a loan. Among other restrictions, the policy also prohibits trading in our securities outside of window periods (following earnings releases) or without pre-clearance. The policy also prohibits short-selling of the company's securities.

Clawback Arrangements

        Each of the agreements underlying equity awards granted to our named executive officers under our LTIP permits the Compensation Committee to cause us to recover shares of common stock or cash paid to the named executive officer with respect to the applicable award if:

  •
  we restate any part of our financial statements for any fiscal year or years covered by the respective award due to a material noncompliance with any applicable financial reporting requirement; and

  •
  the Compensation Committee determines that the respective named executive officer is personally responsible for causing the restatement as a result of his or her personal misconduct or any fraudulent activity on the part of the named executive officer.

        In the case of stock options, to the extent an applicable named executive officer exercises a stock option within a period of 18 months prior to the restatement, we may recover from the named executive officer any equity acquired by the named executive officer or any net proceeds of any exercises and sales. For grants of restricted stock, we may recover any shares that vested within the period of 18 months prior to the restatement or the net proceeds of any sales of such shares. With respect to performance shares, the amount of any cash or shares recoverable is limited to the amount by which the payments exceeded the amount that would have been paid to the named executive officer had our financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Compensation Committee.

Conclusion

        We have designed and administer our compensation programs in a manner that emphasizes the retention of our named executive officers and rewards them appropriately for positive results. We monitor the programs in recognition of the dynamic marketplace in which we compete for talent and will continue to emphasize pay-for-performance and equity-based incentive plans that reward our named executive officers for results aligned with the interests of our stockholders.

EXECUTIVE COMPENSATION TABLES

2013 Summary Compensation Table

        The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Comp(2) ($)	All Other Comp(3) ($)	Total ($)
William A. Koertner	2013	592,500	799,978	399,996	710,763	37,200	2,540,437
Chairman, President and Chief	2012	567,500	599,984	299,996	615,170	39,600	2,122,250
Executive Officer	2011	554,615	599,954	299,990	571,808	36,000	2,062,367
Paul J. Evans	2013	315,750	199,958	99,996	242,812	37,200	895,716
Vice President, Chief Financial Officer	2012	298,846	224,997	224,988	239,077	91,580	1,079,488
and Treasurer
Gerald B. Engen, Jr.	2013	330,750	199,958	99,996	282,064	30,600	943,368
Senior Vice President, Chief Legal	2012	317,750	173,332	86,661	285,022	33,000	895,765
Officer and Secretary	2011	305,039	173,322	86,655	258,673	36,322	860,011
William H. Green	2013	343,500	146,648	73,330	292,937	30,600	887,015
Senior Vice President	2012	333,500	—	209,993	299,150	58,846	901,489
	2011	327,962	199,968	99,993	278,111	33,650	939,684
Richard S. Swartz, Jr.	2013	361,000	233,324	116,658	330,532	30,600	1,072,114
Senior Vice President and Chief	2012	341,000	199,972	99,996	305,877	62,493	1,009,338
Operating Officer	2011	318,538	364,961	99,993	270,121	37,437	1,091,050

(1)
Represents the aggregate grant date fair value of stock awards, including restricted stock and performance shares (Stock Awards column), and stock option awards (Option Awards column) granted under the LTIP during the applicable period in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts and vesting details are included in footnote 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2013 included in our 2013 Form 10-K. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the officers. Below is a breakout of the 2013 performance share grant date fair values assuming probable performance and maximum performance (in the case of maximum, based on the maximum number of shares multiplied by the fair value on the grant date).

Name	Grant Date Fair Value ($)	Maximum Performance ($)
William A. Koertner	399,989	799,978
Paul J. Evans	99,979	199,958
Gerald B. Engen, Jr.	99,979	199,958
William H. Green	73,324	146,648
Richard S. Swartz, Jr.	116,662	233,324
(2)
Represents the dollar value of the cash awards earned under our SMIP for fiscal 2011, 2012 and 2013. For further details regarding the SMIP, see "Compensation Discussion and Analysis—Analysis of 2013 Compensation Decisions and Actions—Senior Management Incentive Plan Awards" above.

(3)
The following supplemental table describes the items of compensation reported in this column for fiscal 2013:

Name	401(k) Matching Contribution ($)	Profit Sharing Contribution ($)	Automobile and Other Travel Expenses ($)(A)	Financial Planning Services ($)
William A. Koertner	15,300	15,300	6,600	—
Paul J. Evans	15,300	15,300	6,600	—
Gerald B. Engen, Jr.	15,300	15,300	—	—
William H. Green	15,300	15,300	—	—
Richard S. Swartz, Jr.	15,300	15,300	—	—

(A)
Represents the named executive officer's personal use of a company automobile or automobile and fuel allowance and related expenses and reimbursement for certain personal travel-related expenses.

2013 Grants of Plan-Based Awards

        The following table sets forth the target and range for grants of awards made to each of the named executive officers under the SMIP and LTIP for 2013.

					Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Grant Date Fair Value of Stock and Option Awards(5) ($)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)								Exercise or Base Price of Option Awards ($/sh)
								All Other Stock Awards(3) (#)	All Other Option Awards(4) (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William A. Koertner		237,000	592,500	1,036,875
	3/25/13				8,104	16,207	32,414				399,989
	3/25/13							16,207			399,989
	3/25/13								34,065	24.68	399,996
Paul J. Evans		105,776	205,238	347,325
	3/25/13				2,026	4,051	8,102				99,979
	3/25/13							4,051			99,979
	3/25/13								8,516	24.68	99,996
Gerald B. Engen, Jr.		115,763	234,833	413,438
	3/25/13				2,026	4,051	8,102				99,979
	3/25/13							4,051			99,979
	3/25/13								8,516	24.68	99,996
William H. Green		120,225	243,885	429,375
	3/25/13				1,486	2,971	5,942				73,324
	3/25/13							2,971			73,324
	3/25/13								6,245	24.68	73,330
Richard S. Swartz, Jr.		129,960	274,360	487,350
	3/25/13				2,364	4,727	9,454				116,662
	3/25/13							4,727			116,662
	3/25/13								9,935	24.68	116,658

(1)
The target amounts represent the potential cash payout if performance is at target levels under the SMIP. For further details regarding the SMIP, see "Compensation Discussion and Analysis—Analysis of 2013 Compensation Decisions and Actions—Senior Management Incentive Plan Awards" above. Actual amounts awarded under the SMIP were paid in 2014 and are disclosed in the 2013 Summary Compensation Table.

(2)
These columns contain the performance-based awards only. The "Target" column represents the number of shares payable if the target ROE level is met. The "Threshold" column represents the number of shares payable if the minimum performance target is met. The "Maximum" column represents the maximum number of shares payable if the performance target is exceeded. The performance period for these shares is January 1, 2013 through December 31, 2015.

(3)
Represents the restricted stock awards granted on March 25, 2013 under the LTIP, which vest ratably over a five-year period.

(4)
Represents the non-qualified stock options granted under the LTIP on March 25, 2013, which have a ten-year term and vest ratably over a three-year period.

(5)
Represents the aggregate grant date fair value of options, restricted stock and performance shares granted under the LTIP during the fiscal year ended December 31, 2013 in accordance with FASB ASC Topic 718. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. The fair value per share of the options granted on March 25, 2013 was approximately $11.74. The fair value per share of the restricted stock and performance awards granted on March 25, 2013 was $24.68. Assumptions used in the calculation of these amounts and vesting details are included in footnote 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2013 included in our 2013 Form 10-K. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that may be recognized by the officers.

Employment Agreements

        Under each Employment Agreement, the officer is eligible to receive base salary, an annual target bonus, as defined under the SMIP (for 2013, the annual target bonus was equal to 100.0% of the executive's base salary for our CEO, 65% for our CFO, 76.0% for our COO and 71.0% for our two Senior Vice Presidents), use of a company car and gas card or a car allowance in accordance with the Company's policy, and is eligible to participate in all incentive, 401(k), profit sharing, health and welfare benefit plans, policies and arrangements applicable generally to our other similarly-situated executive officers. Subject to prior notice, each Employment Agreement automatically renews annually for an additional one-year term.

        Each Employment Agreement contains non-competition covenants restricting the ability of the named executive officer to compete with us, to solicit our clients or to recruit our employees during the term of his employment and for a period of one year thereafter and prohibiting him from disclosing confidential information and trade secrets at any time during or after his employment.

        Each Employment Agreement generally terminates upon the named executive officer's:

  •
  death;

  •
  disability;

  •
  termination for "cause" by the Company or without "good reason" by the employee (as both are defined in the Employment Agreements and generally described below);

  •
  termination without cause or for good reason; or

  •
  termination without cause or for good reason following a "Change in Control" (as defined in each Employment Agreement and generally described below).

        If termination results from any of the foregoing, each named executive officer would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination.

Additionally, if termination results from any of the reasons below, the named executive officer would be entitled to the following additional payments and/or benefits:

Reason for Termination	Potential Payment(s)
Disability	• Long-term disability benefits pursuant to the terms of any long-term disability policy provided to similarly-situated employees of the Company in which the named executive officer participates.
Without cause or for good reason	• Lump-sum payment of twice the named executive officer's base salary and target annual incentive.

•

Company-funded benefit continuation coverage for the named executive officer and eligible dependents for a period of two years, subject to forfeiture in the event the named executive officer breaches the restrictive covenants or becomes reemployed in the two-year period following his termination.

Without cause or for good reason within 12 months following a change in control, a so-called "double trigger" provision	• Lump-sum payment of three times the named executive officer's base salary and target annual incentive.

•

Company-funded benefit continuation coverage for the named executive officer and eligible dependents for a period of two years, subject to forfeiture in the event the named executive officer becomes reemployed in the two-year period following his termination.

• Gross-up payments for excise taxes, under the Legacy Employment Agreements (the Company does not include such payments in new employment agreements for named executive officers).

        Each Employment Agreement for the named executive officers generally defines "cause" as a named executive officer's:

  •
  material breach of the non-competition provisions of the named executive officer's Employment Agreement;

  •
  commission of a criminal act by the named executive officer against the Company, including but not limited to fraud, embezzlement or theft;

  •
  conviction or plea of no contest or nolo cotendre to a felony or any crime involving moral turpitude; or

  •
  failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Board that is not cured within 30 days after the receipt of written notice from the Company.

        "Good reason" exists under each Employment Agreement if, among other things, such named executive officer's base salary and/or annual target bonus opportunity is reduced, his duties are materially reduced, he is required to relocate to a work site more than 50 miles from his current work site or if the Company materially breaches a material provision of the named executive officer's Employment Agreement and fails to cure such breach within 30 days of the receipt of written notice of the breach.

        Each Employment Agreement for the named executive officers generally defines a "change in control" as the occurrence of a "change in the ownership of the Company," a "change in the effective control of the Company" or a "change in the ownership of a substantial portion of the Company's assets" as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii), respectively. As described above, if a named executive officer is terminated without cause or for good reason within 12 months following a "change in control," the named executive officer would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, as well as to lump-sum payment of three times the named executive officer's base salary, three times target annual incentive and company-funded benefit continuation coverage for the named executive officer and eligible dependents for a period of two years, subject to forfeiture in the event the named executive officer becomes reemployed in the two-year period following his termination and, under the Legacy Employment Agreements only, gross-up payments for any excise taxes incurred under Sections 280G.

        "Change in control" is similarly defined in the LTIP. Under the terms of the LTIP award agreements may provide for the effect of a change in control, which may include any one or more of the following:

  •
  the acceleration or extension of time periods for purposes of exercising, vesting in or realizing gain from any award granted under the LTIP;

  •
  the waiver or modification of performance or other conditions related to the payment or other rights under an award;

  •
  provision for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee; or

  •
  other modifications or adjustments to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of plan participants upon or following a change in control.

Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table set forth for each named executive officer outstanding equity awards as of the end of the 2013 fiscal year.

						STOCK AWARDS
		OPTION AWARDS
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested($)(i)(2)
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable) (b)(1)	Number of Securities Underlying Unexercised Options (# Unexercisable) (c)	Option Exercise Price ($)(d)	Option Expiration Date(e)	Number of Shares of Stock That Have Not Vested (#)(f)		Market Value of Shares of Stock That Have Not Vested ($)(g)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(h)
William A. Koertner	6/2/06	109,732		3.65	6/2/16
	12/20/07	110,000		13.00	12/20/17
	3/24/10	28,679		17.18	3/24/20
	3/24/11	16,839	8,419	24.18	3/24/21
	3/23/12	11,879	23,756	17.48	3/23/22
	3/25/13		34,065	24.68	3/25/23
	3/24/10					5,820	(3)	145,966
	3/24/11					7,443	(3)	186,670
	3/23/12					13,729	(3)	344,323
	3/25/13					16,207	(3)	406,472
	3/23/12								17,162	(4)	430,423
	3/25/13								16,207	(5)	406,472
Paul J. Evans	1/3/12	5,934	17,800	19.46	1/3/22
	3/25/13		8,516	24.68	3/25/23
	1/3/12					9,250	(6)	231,990
	3/25/13					4,051	(3)	101,599
	3/25/13								4,051	(5)	101,599
Gerald B. Engen, Jr.	6/2/06	10,894		3.65	6/2/16
	12/20/07	32,000		13.00	12/20/17
	3/24/10	9,559		17.18	3/24/20
	3/24/11	4,864	2,432	24.18	3/24/21
	3/23/12	3,432	6,862	17.48	3/23/22
	3/25/13		8,516	24.68	3/25/23
	3/24/10					1,940	(3)	48,655
	3/24/11					2,148	(3)	53,872
	3/23/12					3,966	(3)	99,467
	3/25/13					4,051	(3)	101,599
	3/23/12								4,958	(4)	124,347
	3/25/13								4,051	(5)	101,599
William H. Green	12/20/07	22,000		13.00	12/20/17
	3/24/10	9,559		17.18	3/24/20
	3/24/11	8,419		24.18	3/24/21
	3/23/12	8,315	16,629	17.48	3/23/22
	3/25/13		6,245	24.68	3/25/23
	3/24/10					1,940	(3)	48,655
	3/24/11					2,481	(3)	62,223
	3/25/13					2,971	(3)	74,513
	3/25/13								2,971	(5)	74,513
Richard S. Swartz, Jr.	6/2/06	23,155		3.65	6/2/16
	12/20/07	32,000		13.00	12/20/17
	3/24/10	9,559		17.18	3/24/20
	3/24/11	5,613	2,806	24.18	3/24/21
	3/23/12	3,960	7,918	17.48	3/23/22
	3/25/13		9,935	24.68	3/25/23
	3/24/10					1,940	(3)	48,655
	3/24/11					2,481	(3)	62,223
	5/12/11					6,688	(7)	167,735
	3/23/12					4,576	(3)	114,766
	3/25/13					4,727	(3)	118,553
	3/23/12								5,720	(4)	143,458
	3/25/13								4,727	(5)	118,553

(1)
The options in column (b) with an option expiration date of June 2, 2016 were granted under the MYR Group Inc. 2006 Stock Option Plan and vested upon the closing of the 2007 Private Placement. The options with option expiration dates of December 20, 2017 and January 3, 2022 were granted under the stockholder-approved LTIP and vested or vest ratably over a four-year period. All other options were granted under the stockholder-approved LTIP and vest ratably over a three-year period.

(2)
The closing price ($25.08) of the Company's shares on December 31, 2013 was used to determine the market values shown in columns (g) and (i).

(3)
These restricted stock awards vest ratably over a five-year period and are subject to certain claw-back provisions.

(4)
These performance share awards will cliff vest on December 31, 2014, and are subject to the achievement of certain specified levels of the Company's ROE over a performance measurement period from January 1, 2012 to December 31, 2014. These performance stock awards are subject to certain claw-back provisions. Target award shown; award may be earned between threshold (50% of target) and maximum (200% of target), although the minimum payout is zero.

(5)
These performance share awards will cliff vest on December 31, 2015, and are subject to the achievement of certain specified levels of the Company's ROE over a performance measurement period from January 1, 2013 to December 31, 2015. These performance stock awards are subject to certain claw-back provisions. Target award shown; award may be earned between threshold (50% of target) and maximum (200% of target), although the minimum payout is zero.

(6)
These restricted stock awards were granted to Mr. Evans upon his employment with the Company. The awards vest ratably over a five-year period. These restricted stock awards are subject to certain claw-back provisions.

(7)
These restricted stock awards were granted to Mr. Swartz upon his promotion to Chief Operating Officer. The awards will cliff vest on May 12, 2016. These restricted stock awards are subject to certain claw-back provisions.

2013 Option Exercises and Stock Vested

        The following table sets forth for each named executive officer the activity for stock option exercises and vesting of stock awards during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
William A. Koertner	110,000	2,159,649	25,366	633,154
Paul J. Evans	—	—	2,312	49,916
Gerald B. Engen, Jr.	10,000	165,619	7,457	186,111
William H. Green	37,301	623,549	7,310	182,724
Richard S. Swartz, Jr.	20,000	400,122	8,454	211,026

(1)
Amounts reflect the difference between the exercise price of the option and the market price of our common stock at the time of exercise.

(2)
For Messers. Koertner, Engen, Green and Swartz, the amounts shown include restricted stock that vested on March 23 and 24, 2013 and performance shares awarded under our LTIP for the 2011 Performance Period which ended on December 31, 2013. For Mr. Evans, the amount shown is for restricted stock that vested on January 3, 2013.

(3)
The amounts shown are calculated based on the closing market price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

        As described above under "Employment Agreements," our named executive officers have severance and change in control clauses in their Employment Agreements. The following table summarizes and quantifies the compensation that would have become payable upon termination or a change in control (and qualifying termination) on December 31, 2013, given the named executive officers' compensation and service levels as of such date.

Name	Benefit	Termination due to Disability(1)	Termination without Cause or for Good Reason(2)	Termination without Cause or for Good Reason within 12 months following a Change in Control(3)
William A. Koertner	Severance pay(5)	$263,077	$2,400,000	$3,600,000
	Welfare benefits	18,906	94,224	94,224
	Accelerated equity(6)	1,669,942	1,669,942	2,122,075

	Total(4)	$1,951,925	$4,164,166	$5,816,299

Paul J. Evans	Severance pay(5)	$130,252	$1,059,300	$1,588,950
	Welfare benefits	11,994	48,888	48,888
	Accelerated equity(6)	464,740	464,740	538,630

	Total(4)	$606,986	$1,572,928	$2,176,468

Gerald B. Engen, Jr.	Severance pay(5)	$146,446	$1,142,280	$1,713,420
	Welfare benefits	17,646	88,512	88,512
	Accelerated equity(6)	468,178	468,178	587,285

	Total(4)	$632,270	$1,698,970	$2,389,217

William H. Green	Severance pay(5)	$151,708	$1,183,320	$1,774,980
	Welfare benefits	18,108	97,584	97,584
	Accelerated equity(6)	337,116	337,116	391,307

	Total(4)	$506,932	$1,618,020	$2,263,871

Richard S. Swartz, Jr.	Severance pay(5)	$160,477	$1,288,320	$1,932,480
	Welfare benefits	17,790	90,480	90,480
	Accelerated equity(6)	702,232	702,232	840,619

	Total(4)	$880,499	$2,081,032	$2,863,579

(1)
Represents the amount of salary continuation and other benefits to which the named executive officer is entitled under the terms of our long-term disability policy for a period of 180 days from the date of termination due to long-term disability. After six months of salary continuation as provided by us, the named executive officer will be eligible for benefits under the terms of our long-term disability insurance plan, which provides a benefit equal to 60% of the named executive officer's monthly base salary (up to a maximum monthly benefit of $10,000) until age 65 or older, as defined in the plan.

(2)
Represents the sum of (a) twice the sum of the named executive officer's base salary and target annual incentive (for 2013, the target annual incentive was 100.0% of annual salary for our CEO, 65.0% for our CFO, 76.0% of annual salary for our COO and 71.0% of annual salary for our two other Senior Vice Presidents) and (b) company-funded benefit continuation coverage for the named executive officer and eligible dependents under our welfare benefit plans in which the named executive officer is a participant for a period of two years.

(3)
Represents the sum of (a) three times the sum of the named executive officer's base salary and target annual incentive (for 2013, the target annual incentive was 100.0% of annual salary for our CEO, 65.0% for our CFO, 76.0% of annual salary for our COO and 71.0% of annual salary for our two other Senior Vice Presidents) and (b) company-funded benefit continuation coverage for the named executive officer and eligible dependents under our welfare benefit plans in which the named executive officer is a participant for a period of two years.

(4)
The amounts shown above do not include any gross-up payment which may be due with respect to the excise tax imposed pursuant to Section 4999 of the IRS Code. Based on the following assumptions: a termination of employment without cause (or for good reason) on December 31, 2013 and a per share value on that date of $25.08 would have entitled these named executive officers to the following gross-up payments: $908,911 (Mr. Engen) and $1,023,603 (Mr. Swartz). Mr. Evans is not eligible to receive such gross-up. The foregoing does not take into account any values that could be attributed to a covenant not to compete. A covenant not to compete would reduce the amounts subject to an excise tax (and therefore potentially any amount necessary to gross up the executive in respect of such excise tax). Each of our executives is subject to a one-year non-compete.

(5)
Severance pay includes the named executive officer's base salary and target annual incentive applicable to the type of severance or change in control payment shown.

(6)
Accelerated equity reflects the amount of compensation that each named executive officer would receive upon the accelerated vesting of any outstanding unvested stock-based awards as of the date of termination. The compensation amount shown is based upon (a) the amount of unvested stock options and unvested restricted shares outstanding as of December 31, 2013, (b) the amount of performance shares outstanding as of December 31, 2013 that are expected to be earned prorated for the length of service completed as of December 31, 2013 for termination without cause or for good reason or all performance shares outstanding for termination without cause or for good reason within 12 months following a change of control and (c) the closing market price of a share of our common stock as reported on the NASDAQ Global Market on December 31, 2013, which was $25.08 per share. The compensation amount for the unvested stock options is calculated by multiplying the amount of unvested stock options outstanding times the difference between the closing market price and the exercise or strike price of the option. The compensation amount for the unvested restricted stock is calculated by multiplying the number of shares of unvested restricted stock times the closing market price. The compensation amount for the unvested performance shares for termination without cause or for good reason is calculated by multiplying the unvested performance shares by the closing price and then multiplying that amount by the percentage earned (number of months the executive worked from date of grant to date of termination divided by the number of months in the vesting period for the performance shares). The compensation amount for unvested performance shares for termination without cause or for good reason within 12 months following a change of control is calculated by multiplying the unvested performance shares by the market closing price on the date of termination.

 PROPOSAL NO. 2. ADVISORY RESOLUTION TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        As required under Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on the compensation of our named executive officers as reported in this Proxy Statement. As described in the "Compensation Discussion and Analysis" section of this Proxy Statement, the Compensation Committee has designed our executive compensation program to align each named executive officer's compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the named executive officers who are crucial to our success. We urge stockholders to read the "Compensation Discussion and Analysis" and the related tables and narratives, which describe in more detail how our named executive officer compensation policies and procedures operate and how they achieve our compensation objectives. All of this information provides detailed discussion and analysis of the compensation of our named executive officers including the following:

  •
  We pay for performance.  We align executive compensation with short-term and long-term Company-wide, business unit and individual performance. Generally, we target about half of our named executive officer compensation as performance-based compensation. In fiscal 2013, we exceeded our target performance goals for financial performance, resulting in awards to our executive officers, of annual cash incentive amounts that were above target amounts. Our ROE for the 2011 Performance Period resulted in [            ]% of target performance shares for the 2011 - 2013 period being earned.

  •
  We have compensation practices that ensure leadership, decision-making and actions that are aligned with our short- and long-term goals without taking inappropriate or unnecessary risks.  The practices are discussed in detail in the "Compensation Discussion and Analysis" and include:

  •
  We have stock ownership guidelines for directors and executive officers;

  •
  We have a long-standing insider trading policy, which prohibits, among other activities, the pledging of and hedging transactions with respect to our common stock;

  •
  We offer limited executive officer perquisites; and

  •
  We periodically review the risk profile of our compensation programs and have significant risk mitigators, such as limits on incentive awards, stock holding requirements and clawback provisions.

  •
  The Compensation Committee acts prudently in making decisions.  All members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program design, practices and amounts awarded to our executive officers. The Compensation Committee engaged and received advice from an independent, third-party compensation consultant, and, using that advice, using objective criteria it selected a peer group of companies to compare to our named executive officers' compensation.

        We ask our stockholders to participate annually in this review and indicate their support for our named executive officer compensation set forth in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We are asking our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosures."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we expect to consider our stockholders' concerns and the Compensation Committee will evaluate whether any compensation actions are necessary to address those concerns.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NO. 3. APPROVAL OF THE MYR GROUP INC.
2007 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 1, 2014)

General

        On February 27, 2014, upon recommendation of the Compensation Committee, our Board adopted the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014) (the "Amended LTIP"), subject to the approval of our stockholders at the Annual Meeting. The Amended LTIP provides the Board the flexibility to design equity-based compensatory awards that are responsive to our business needs and authorizes a variety of awards designed to advance our interests and promote our long-term success.

        The MYR Group Inc. 2007 Long-Term Incentive Plan was originally adopted by our Board on November 26, 2007 prior to the 2007 Private Placement and further approved by our stockholders on May 21, 2010 at our 2010 Annual Meeting of Stockholders and May 5, 2011 at our 2011 Annual Meeting of Stockholders (as used in this section, the "Current LTIP"). If the Amended LTIP is approved by our stockholders, it will become effective on the day of the Annual Meeting. Outstanding awards under the Current LTIP will continue in effect in accordance with their terms. The Current LTIP will also continue to be in effect until the Amended LTIP is approved by our stockholders. If the Amended LTIP is not approved by our stockholders, no awards will be made under the Amended LTIP. In addition, our ability under the Current LTIP to make certain performance awards to certain participants will be limited.

        Our principal reason for amending and restating the Current LTIP is to increase the number of shares of common stock available for issuance. The Amended LTIP will increase the maximum number of shares available for awards from 3,000,000 to 4,000,000, an increase of 1,000,000 shares (or 4.7% of our outstanding shares of common stock as of February 27, 2014). Stockholder approval of the Amended LTIP is also intended to constitute renewed approval of the material terms for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to preserve our ability to potentially design certain types of awards under the Amended LTIP so that they may be able to satisfy the requirements for "performance-based compensation," and may permit us to benefit from certain tax deductions under, Section 162(m) of the Code.

        The Amended LTIP also includes various other substantive changes and non-substantive and conforming changes. The material substantive changes are described in the summary of material changes below, which is followed by a description of the highlights of the Amended LTIP and a summary description of the entire Amended LTIP. The actual text of the Amended LTIP is attached to this Proxy Statement as Appendix A. The following description of the Amended LTIP is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

        The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy is required for approval of the Amended LTIP. We believe our future success depends on our ability to attract, motivate and retain high quality employees and directors and that approval of the Amended LTIP amendment is critical to achieving this success. We would be at a severe competitive disadvantage if we did not have equity-based awards available to us to recruit and compensate our directors, named executive officers and employees.

Why We Recommend You Vote for Proposal No. 3:

        The Amended LTIP authorizes the Board or the Compensation Committee to provide equity-based compensation in the form of stock options, restricted stock, stock appreciation rights ("SARs"), performance awards, phantom stock, stock bonuses and dividend equivalents for the purpose of providing our employees and directors incentives and rewards for performance. Some of the key features of the Amended LTIP that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

        We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended LTIP is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our officers, other employees and directors.

        The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our employees with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

        As of February 27, 2014, 714,316 shares remained available for issuance under the Current LTIP (based on share counting mechanics under the Current LTIP and assuming outstanding performance shares are settled at target levels) (decreased to 539,928 shares assuming outstanding performance shares are settled at maximum levels), and we expect to grant equity awards on or about March 24, 2014 in connection with our annual award grants to employees covering approximately 525,000 shares (based on share counting mechanics under the Current LTIP and assuming performance awards achieve maximum performance), which would leave just 189,316 shares (or only 14,928 shares, assuming maximum settlement of outstanding performance shares) available for issuance under the Current LTIP if the Amended LTIP is not approved by our stockholders (subject to increase to reflect any shares that become available for issuance under the Current LTIP due to outstanding awards that are forfeited or terminated or otherwise not settled in shares of our common stock).

        If the Amended LTIP is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash would also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our stockholders.

        The following includes aggregated information regarding the overhang and dilution associated with the Current LTIP and the potential shareholder dilution that would result if our proposed share increase under the Amended LTIP is approved. The information is as of February 27, 2014. As of that date, there were approximately 21,251,000 shares of our common stock outstanding (and of this amount, 207,903 shares (1.0% of our outstanding shares) were represented by unvested restricted stock awards):

  •
  Outstanding full-value awards (performance shares), assuming that the outstanding awards achieve target performance: 87,194 shares would be issued (0.4% of our outstanding shares) (based on share counting mechanics under the Current LTIP, these shares would be counted as 174,388 shares; at maximum performance, however, 174,388 shares (0.8% of our outstanding shares) would be issued and would be counted as 348,776 under the Current LTIP);

  •
  Outstanding stock options: 1,147,320 shares (5.4% of our outstanding shares) (our outstanding stock options have a weighted average exercise price of $13.21 and an average remaining term of 4.9 years);

  •
  Total common stock subject to outstanding awards (full-value awards at target and stock options described in preceding two bullets): 1,234,514 shares (5.8% of our outstanding shares);

  •
  Total common stock available for future awards under the Current LTIP: 714,316 shares (3.4% of our outstanding shares) (this total has been reduced from 888,704 shares to reflect up to 87,194 shares that may or may not actually be issued upon vesting of outstanding performance awards at target, but has not been reduced to reflect approximately 525,000 shares (based on share counting mechanics under the Current LTIP and assuming performance awards achieve maximum performance) that the Compensation Committee expects to grant on or about March 24, 2014 in connection with its annual award grants to our employees);

  •
  The total shares subject to outstanding awards as of February 27, 2014 (1,234,514), plus the total shares available for future awards under the Current LTIP as of that date (714,316), represents a current overhang of 9.2% under the Current LTIP as of that date (in other words, potential straight dilution of our shareholders represented by the Current LTIP, not including outstanding unvested restricted stock);

  •
  Proposed additional shares available for future issuance under the Amended LTIP: 1,000,000 (4.7% of our outstanding shares) (this percentage reflects the simple dilution of our shareholders that would occur if the Amended LTIP is approved); and

  •
  The total shares subject to outstanding awards as of February 27, 2014 (1,234,514), plus the total shares available for future awards under the Current LTIP as of that date (714,316), plus the proposed additional shares available for future issuance under the Amended LTIP (1,000,000), represent a total fully-diluted overhang of 2,948,830 shares (12.2%) under the Amended LTIP (not including outstanding unvested restricted stock or approximately 525,000 shares (based on share counting mechanics under the Current LTIP and assuming performance awards achieve maximum performance) that the Compensation Committee expects to grant on or about March 24, 2014 in connection with its annual award grants to our employees).

        Based on the closing price for our common stock on February 27, 2014 of $22.88 per share, the aggregate market value as of that date of the 1,000,000 additional shares requested for issuance under the Amended LTIP was $22,880,000. In 2011, 2012 and 2013, we granted awards under the Current LTIP covering 624,652 shares, 548,686 shares and 448,751 shares, respectively, of our common stock (based on share counting mechanics under the Current LTIP).

        In determining the number of shares to request for approval under the Amended LTIP, our Compensation Committee worked with our management team (which received guidance from Morrow & Co., LLC, our proxy solicitor and consultant), to evaluate a number of factors including our institutional shareholder profile, share usage under the Current LTIP and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended LTIP.

        In February 2014, the Compensation Committee reviewed and considered the Amended LTIP. A representative of Mercer, the Compensation Committee's compensation consultant, also attended this 2014 discussion of the Compensation Committee regarding the proposed additional share request. Based on this subjective review and consideration, the Compensation Committee determined to support the new share request for the Amended LTIP as set forth in the Amended LTIP. As a result, this proposal was approved by the Board at the end of February 2014.

        If the Amended LTIP is approved, we intend to utilize the shares authorized under the Amended LTIP to continue our practice of incentivizing key individuals through annual equity grants. We currently anticipate that the additional shares requested in connection with approval of the Amended LTIP will last for about three years based on historic grant rates, but could last for a shorter period of time if actual practice does not match historic rates. As noted in "Other Amended LTIP Highlights" and elsewhere below, our Compensation Committee would retain full discretion under the Amended LTIP to determine the number and amount of awards to be granted under the Amended LTIP, subject to the terms of the Amended LTIP, and future benefits or amounts that may be received by participants under the Amended LTIP are not determinable at this time.

        We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

        In evaluating this Proposal No. 3, stockholders should consider the factors set forth under "Summary of Material Changes" and "Other Amended LTIP Highlights" below, plus the remaining information in this Proposal No. 3.

Summary of Material Changes:

        The following are the material changes to the Current LTIP that are reflected in the Amended LTIP:

        Increase in the Number of Shares.    The Current LTIP authorizes the issuance of an aggregate of 3,000,000 shares of our common stock, par value $0.01 per share. As of February 27, 2014, 2,111,296 shares had been issued (exclusive of outstanding awards), 87,194 shares were subject to outstanding awards assuming target performance for outstanding performance shares (based on share counting mechanics under the Current LTIP, these shares would be counted as 174,388 shares; however, at maximum performance, 174,388 shares would be issued and would be counted as 348,776 under the Current LTIP), and 714,316 shares were available for future awards under the Current LTIP, again assuming target performance (or 539,928 shares assuming maximum performance). The Amended LTIP increases the total aggregate number of shares available for issuance under the Amended LTIP by 1,000,000 shares to 4,000,000 shares of our common stock. The number and kind of shares available under the Amended LTIP are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Amended LTIP.

        Certain Definitions Changes.    In the definition of "Employee," the Amended LTIP changed the reference for the identification of "employees" to whom incentive stock options may be granted from a Treasury Regulation to the Code. In addition, the definition of "Fair Market Value" was changed to clarify that if the Compensation Committee chooses an alternative fair market value methodology from those described in the Plan, such methodology must comply with the fair market value pricing rules under Section 409A of the Code.

        New Definition of "Qualified Performance-Based Award".    A new definition of "Qualified Performance-Based Award" was added to the Amended LTIP to describe any award, or part of an award, that was granted to a covered employee under Section 162(m) of the Code that is intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code.

        Revised Performance Criteria and Related Provisions.    The Amended LTIP adds to the list of performance criteria upon which the payment or vesting of a performance award intended to qualify for exemption under Section 162(m) may be based, including (1) to clarify that the performance measure "return on capital" includes "return on invested capital," (2) to add "return on assets," "modified return on assets," "pre-tax income," and "backlog" as performance criteria, and (3) to further describe and conform the "safety" and "business criteria" metrics descriptions to those used in the Amended SMIP, as further described below under "Proposal No. 4. Approval of the MYR Group Inc. Senior Management Incentive Plan (Amended and Restated as of May 1, 2014)." In addition, the Amended LTIP provides a number of clarifications with respect to the selection and use of measurable performance criteria for awards under the Amended LTIP, including clarifying: (A) that performance criteria may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region or function within the company or subsidiary in which the participant is employed; and (B) that performance criteria may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves.

        No Dividends or Dividend Equivalents on Certain Awards; Ability to Provide for Contingent Dividend Equivalents on Time-Based Awards.    The Amended LTIP includes a new provision clarifying that stock options and SARs granted under the Amended LTIP may not provide for dividends or dividend equivalents. In addition, the Amended LTIP clarifies that award agreements may provide that dividend equivalents payable with respect to time-based awards may be paid contingent on the vesting of the underlying award.

        Change in Control Definition.    The Amended LTIP clarifies that no transaction specified in the Change in Control definition will constitute a "change in control" unless such transaction is consummated. The Amended LTIP also raises the "change in control" trigger regarding a change in ownership of a substantial portion of our assets from a level of more than 40% of the total gross fair market value of our assets to a level requiring an acquisition of all or substantially all of our assets.

        No Transfers of Awards for Value.    The Amended LTIP clarifies that no awards granted under the Amended LTIP may be transferred for value.

        Revised Section 409A Provisions.    The Amended LTIP updates its provisions regarding compliance with Section 409A of the Code.

        Extension of Term of the Current LTIP.    The Current LTIP provides for its termination on May 4, 2021. The Amended LTIP will terminate on April 30, 2024.

Other Amended LTIP Highlights

        In addition to the new or revised provisions described in the foregoing Summary of Material Changes, the Amended LTIP continues to include the following key provisions:

        Independent Plan Administrator.    Our Compensation Committee, which is composed of independent directors, administers the Amended LTIP, and retains full discretion to determine the number and amount of awards to be granted under the Amended LTIP, subject to the terms of the Amended LTIP.

        Reasonable Plan Limits.    Subject to adjustment as described in the Amended LTIP, total awards under the Amended LTIP are limited to 4,000,000 shares of our common stock, plus any shares recycled into the Amended LTIP as described below. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

        The Amended LTIP also provides that, subject to adjustment as described in the Amended LTIP:

  •
  No participant will be granted stock options, in the aggregate, for more than 200,000 shares of common stock during any one calendar year, provided that, as to incentive stock options, no incentive stock option will be granted to a participant that would result in incentive stock options with an aggregate fair market value that would exceed $100,000 becoming exercisable for the first time in any calendar year;

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  No participant will be granted SARs, in the aggregate, for more than 100,000 shares of common stock during any one calendar year;

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  No participant will be granted an award of restricted stock, in the aggregate, for more than 100,000 shares of common stock during any one calendar year;

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  No participant will be granted an award of performance shares, in the aggregate, for more than 100,000 shares of common stock during any one calendar year, and no participant will be granted an award of performance units that is intended to qualify as qualified "performance-based compensation" under Section 162(m) with an aggregate market value in excess of $3,750,000 during any one calendar year; and

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  Awards that do not comply with the applicable minimum vesting periods provided in the Amended LTIP (as further described below) will not result in the issuance or transfer of more than 10% of the maximum number of shares of common stock available under the Amended LTIP.

        Full-Value Award Ratio.    The Amended LTIP subtracts two shares from the total number of shares available for every share underlying an award that is not a stock option or a SAR. This means, for example, that only 357,158 shares of restricted stock could be issued from the 714,316 shares of common stock available for future awards under the Current LTIP.

        Minimum Vesting Periods.    The Amended LTIP has a minimum vesting period for all award types, in which awards that vest by the passage of time have a three-year minimum vesting period (which may vest pro rata) and awards that vest upon the achievement of performance goals have a one-year minimum vesting period. Notwithstanding the foregoing, up to 10% of the maximum number of shares of common stock that may be issued or transferred under the Amended LTIP may be used for awards that are not subject to a minimum vesting period.

        Stockholder Approval of Material Amendments.    The Amended LTIP requires us to seek stockholder approval for any material amendments to the Amended LTIP, such as increasing benefits accrued to participants, increasing the number of shares available and changing the participation requirements.

        Prohibition on the Repricing of Options and SARs.    The Amended LTIP prohibits the repricing of outstanding stock options or SARs without stockholder approval (outside of certain corporate transactions or adjustment events described in the Amended LTIP). We have never repriced underwater stock options or SARs.

        No Discounted Stock Options or SARs.    The Amended LTIP requires that the exercise price for stock options or SARs be at least 100% of the per share fair market value on the date of grant.

        Prohibition of Dividends or Dividend Equivalents on Unvested Performance Awards.    The Amended LTIP prohibits the current payment of dividends or dividend equivalents with respect to shares underlying performance-based awards prior to the achievement of the applicable performance objectives. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying performance objectives.

        Prohibition on Liberal Share Counting.    The Amended LTIP does not permit us to use "liberal share counting" methods, such as adding back to the shares of common stock available for issuance under the Amended LTIP shares that were used to pay the exercise price of stock options or to cover withholding obligations.

Section 162(m)

        The Code limits to $1 million per taxable year the deduction allowed for federal income tax purposes for compensation paid to the chief executive officer and the next three most highly compensated executive officers (other than the principal financial officer) of public companies (the

"Deduction Limit"). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a stockholder-approved plan that meets certain requirements for "qualified performance-based compensation."

Summary Description of the Amended LTIP

        The Amended LTIP authorizes the Board or the Compensation Committee to provide equity-based compensation in the form of stock options, SARs, restricted stock, performance awards, phantom stock, stock bonuses and dividend equivalents for the purpose of providing our employees and directors incentives and rewards for superior performance. The Amended LTIP is intended to promote the interests of the Company and its stockholders by strengthening our ability to attract, motivate and retain key employees and directors of the Company upon whose judgment, initiative and efforts our financial success and growth largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize our performance.

        Subject to adjustment as provided in the Amended LTIP, the number of shares of our common stock that may be issued or transferred pursuant to awards under the Amended LTIP will not exceed 4,000,000 shares in the aggregate. The shares of common stock to be delivered under the Amended LTIP will be made available from authorized but unissued shares of common stock or treasury stock. If any share of common stock that is the subject of an award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to us for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of common stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to awards under the Amended LTIP pursuant to such limitations.

        Common stock covered by an award granted under the Amended LTIP will not be counted unless and until it is actually issued or transferred to a participant. Upon payment in cash of the benefit provided by any award granted under the Amended LTIP, any common stock that is covered by the award will be available for issue or transfer hereunder. Common stock tendered in payment of the exercise price of an option will not be added to the aggregate plan limit described above. In addition, common stock withheld by us to satisfy a tax withholding obligation will not be added to the aggregate plan limit. Moreover, common stock that is repurchased by us with option proceeds will not be added to the aggregate plan limit. All common stock covered by a SAR, to the extent that it is exercised and settled in common stock, and whether or not common stock is actually issued or transferred to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the Amended LTIP.

        For each award that is not an option or a SAR, we will subtract two shares from the available number of shares under the Amended LTIP for every one share underlying such award. We subtract one share from the total available number of shares for every share underlying an option or a SAR.

Eligibility

        Our key employees, the key employees of our subsidiaries, our non-employee directors or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant may be selected by the Compensation Committee to receive benefits under the Amended LTIP. The Compensation Committee has authority, in its sole discretion, to determine and designate from time to time those eligible to be granted awards, the types of awards to be granted and the number of shares or units subject to the awards that are granted under the Amended LTIP. As of February 27, 2014, there are approximately 125 employees and 7 non-employee directors eligible to participate in the Amended LTIP.

Types of Awards Authorized

        The Amended LTIP provides for the granting of stock options, SARs, restricted stock, performance awards, phantom stock, stock bonuses and dividend equivalents. Awards granted under the Amended LTIP will be upon such terms as may be approved by the Compensation Committee and set forth in an evidence of award. An evidence of award will contain such terms and provisions, consistent with the Amended LTIP, as the Compensation Committee may approve, including provisions for the acceleration of vesting or satisfaction of other requirements upon the occurrence of certain events. Stock options and SARs will not be granted with an exercise price or base price, as the case may be, less than the full fair market value per share on the date of grant. No stock option or SARs may be exercisable more than 10 years from the date of grant.

        Any award that vests solely upon the passage of time will vest over a period of time that is no shorter than three years, except that the vesting may occur ratably during the three-year period on at least an annual basis. Any award that vests upon the achievement of performance objectives will have a performance period of at least one year. Notwithstanding the foregoing, up to 10% of the maximum number of shares of common stock that may be issued or transferred under the Amended LTIP may be used for awards that are not subject to a minimum vesting period.

        For any award that vests upon the achievement of performance objectives, we will defer the payment of any dividends or dividend equivalents with respect to the underlying shares until the achievement of the applicable performance objectives. To the extent the performance objectives are not achieved and the underlying shares are not earned, the dividends or dividend equivalents with respect to those unearned shares will be forfeited.

        The Amended LTIP provides that, subject to adjustment as described in the Amended LTIP:

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  No participant will be granted stock options, in the aggregate, for more than 200,000 shares of common stock during any one calendar year, provided that, as to incentive stock options, no incentive stock option will be granted to a participant that would result in incentive stock options with an aggregate fair market value that would exceed $100,000 becoming exercisable for the first time in any calendar year;

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  No participant will be granted SARs, in the aggregate, for more than 100,000 shares of common stock during any one calendar year;

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  No participant will be granted an award of restricted stock, in the aggregate, for more than 100,000 shares of common stock during any one calendar year; and

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  No participant will be granted an award of performance shares, in the aggregate, for more than 100,000 shares of common stock during any one calendar year, and no participant will be granted an award of performance units that is intended to qualify as qualified "performance-based compensation" under Section 162(m) with an aggregate market value in excess of $3,750,000 during any one calendar year.

Performance Criteria

        The performance criteria upon which the payment or vesting of a performance award intended to qualify for exemption under Section 162(m) must be based on one or more, or a combination, of the following criteria (and may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region or function within the Company or subsidiary in which the participant is employed, or may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves):

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  total stockholder return;

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  stock price appreciation;

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  return on equity;

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  return on assets;

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  modified return on assets;

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  return on capital (including return on invested capital);

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  earnings per share;

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  EBIT (earnings before interest and taxes);

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  EBITDA (earnings before interest, taxes, depreciation and amortization);

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  ongoing earnings;

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  cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital);

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  EVA (economic value added);

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  economic profit (net operating profit after tax, less a cost of capital charge);

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  SVA (stockholder value added);

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  revenues;

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  net income;

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  pre-tax income;

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  operating income;

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  pre-tax profit margin;

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  performance against business plan;

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  backlog;

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  customer service;

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  corporate governance quotient or rating;

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  market share;

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  employee satisfaction;

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  employee engagement;

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  supplier diversity;

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  workforce diversity;

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  operating margins;

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  credit rating;

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  dividend payments;

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  expenses;

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  fuel cost per million BTU;

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  costs per kilowatt hour;

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  retained earnings;

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  completion of acquisitions, divestitures and corporate restructurings;

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  safety (including total OSHA recordable rate, OSHA lost time accident rate, lost workday severity rate, restricted workday severity rate, restricted workday incident rate, days away and restricted time, first aid cases, general liability cases, and auto accidents); and

  •
  strategic business criteria, consisting of one or more objectives based on meeting goals in the areas of litigation, human resources, information services, production, inventory, safety, support services, site development, plant development, building development, facility development, government relations, product market share or management.

        Awards may be granted subject to performance criteria that are either intended to qualify for exemption under Section 162(m) or not intended to qualify for exemption under Section 162(m). With respect to awards intended to qualify for exemption under Section 162(m), each such performance criterion will define in an objective manner the extent to which the performance criterion for a performance period has been achieved. In the case of performance awards that are not intended to qualify for exemption under Section 162(m), the Compensation Committee will designate the performance criteria as it will determine it its sole discretion.

Transferability

        Except as otherwise determined by the Compensation Committee in the terms of an award agreement, no award granted under the Amended LTIP is transferable by a participant except upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs are exercisable during the optionee's lifetime only by him or her or by his or her guardian or legal representative. In no event may any award granted under the Amended LTIP be transferred for value.

Forfeiture Events.

        The Compensation Committee may specify in an award agreement that the participant's rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, among others, termination of employment for cause, violation of material Company or subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company or any subsidiary.

Administration and Amendments

        The Amended LTIP is administered by the Compensation Committee, except that the Compensation Committee has the authority to delegate the authority to grant and determine the terms and conditions of certain awards under the Amended LTIP to one or more of our officers or directors, subject to such limitations as the Compensation Committee will determine. The Compensation Committee, however, may not delegate such authority with respect to awards granted under the Amended LTIP to any member of the Board or officer for purposes of Section 16 of the Securities Exchange Act of 1934, or any Amended LTIP participant who, in the sole judgment of the Compensation Committee, could be treated as a "covered employee" under Section 162(m).

        All awards made pursuant to the Amended LTIP to non-employee directors must be approved by the Board. With respect to such awards, all rights, powers and authorities vested in the Compensation Committee under the Amended LTIP will instead be exercised by the Board.

        The Compensation Committee has the discretionary authority to interpret the Amended LTIP, to make all factual determinations under the Amended LTIP, to determine the terms and provisions of the respective award agreements, and to make all other determinations necessary or advisable for the Amended LTIP's administration. The Compensation Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Amended LTIP and all interpretations, determinations, and actions by the Compensation Committee will be final, conclusive, and binding upon all parties.

        The Board may amend the Amended LTIP from time to time without approval by our stockholders. However, no amendment will be effective without the consent of the stockholders that would:

  •
  materially increase the benefits accruing to participants under the Amended LTIP;

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  materially modify the Amended LTIP participation requirements;

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  materially increase the number of shares of common stock that may be issued under the Amended LTIP; or

  •
  otherwise need to be approved by our stockholders under applicable stock exchange rules and requirements.

Adjustments

        The number and kind of shares covered by outstanding awards under the Amended LTIP and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event. The permitted adjustments are only those the Compensation Committee determines are appropriate to reflect the occurrence of the transaction or event, including but not limited to adjustments in the number and kind of securities reserved for issuance; in the award limits on individual awards; in the performance goals of any outstanding awards; and to the number and kind of securities subject to outstanding awards; and, if applicable, to the grant amounts, exercise prices or of the awards. Additionally, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended LTIP such alternative consideration (including cash) as it determines to be equitable in the circumstances and the Compensation Committee may require the surrender of all awards so replaced. In addition, for each stock option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. Any such adjustments will be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, any such adjustments will be made in a manner consistent with the requirements of Section 424(a) of the Code.

Shares Available Under the Amended LTIP

        The shares of common stock to be issued or delivered under the Amended LTIP will be made available from authorized but unissued shares of common stock or treasury stock. If any share of common stock that is the subject of an award is not issued or delivered and ceases to be issuable or deliverable for any reason, or is forfeited, canceled or returned to us for failure to satisfy vesting requirements or upon the occurrence of any other forfeiture event, such share of common stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to awards under the Amended LTIP pursuant to such limitations. Common stock covered by an award granted under the Amended LTIP will not be counted unless and until we actually issue or transfer the common stock to the Amended LTIP participant. Common stock tendered or otherwise used in payment of the exercise price of an option, withheld to satisfy a tax withholding obligation or repurchased by us with proceeds from the exercise of an option will not be added to the aggregate Amended LTIP limit described above. However, all common stock covered by a SAR, to the extent that it is exercised and settled in common stock, and whether or not common stock is actually issued or transferred to the Amended LTIP participant upon exercise of the SAR, will be considered issued or transferred pursuant to the Amended LTIP.

Change in Control.

        Individual award agreements will set forth the treatment of awards granted under the Amended LTIP in the event of a change in control of the Company. Unless otherwise provided in an award agreement, a change in control of the company generally means the occurrence of one of the following events (subject in each case to certain exceptions described in the Amended LTIP): (1) the purchase by a person or a group of our stock that gives them ownership of more than 50% of either the total fair market value or total voting power of our stock; (2) the acquisition by a person or a group (including during a 12-month period) of our common stock giving them 30% or more of the total voting power of our stock; (3) certain turnovers of our Board occurring since the effective date of the Amended LTIP; or (4) the acquisition by a person or a group (including during a 12-month period) of more than 40% in gross fair market value of our assets.

Tax Withholding

        A participant will be responsible for payment of any taxes required by law to be withheld from an award or an amount paid in satisfaction of an award, which will be paid by the participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement will specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award; provided, that, if shares of common stock are withheld from delivery upon exercise of an option or a SAR, the fair market value of the shares withheld will not exceed the minimum amount of tax for which withholding is required.

Termination

        No grant will be made under the Amended LTIP after April 30, 2024, the date preceding the tenth anniversary of the date the Amended LTIP is being submitted to our stockholders for approval at the Annual Meeting. The Board may, in its sole discretion and at any earlier date, terminate the Amended LTIP. Termination of the Amended LTIP will not affect the rights of participants under any outstanding awards that are not exercised in full on the date of termination.

Federal Income Tax Consequences

        The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended LTIP based on federal income tax laws in effect on January 1, 2014. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended LTIP participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.

Tax Consequences to Participants

        Non-Qualified Stock Option Rights.    In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Incentive Stock Option Rights.    No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        SARs.    No income will be recognized by a participant in connection with the grant of a tandem SAR or a freestanding SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

        Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

        Phantom Stock.    No income generally will be recognized upon the award of phantom stock. The recipient of a phantom stock award generally will be subject to tax at ordinary income rates on the amount of any cash received and the fair market value of any unrestricted common shares received on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the recipient for such phantom stock), and the capital gains/loss holding period for such shares will also commence on such date.

        Performance Awards.    No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

        Stock Bonuses.    The recipient of a stock bonus award generally will be subject to tax at ordinary income rates on the amount of the fair market value of any unrestricted shares of common stock received on the date that such shares are transferred to the participant under the award, and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to MYR Group or its Subsidiaries

        To the extent that a participant recognizes ordinary income in the circumstances described above, MYR Group or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the Amended LTIP cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

Equity Compensation Plan Information

        The following table sets forth certain information regarding our equity compensation plans as of December 31, 2013. At December 31, 2013, our only active equity compensation plan was the 2007 Long-Term Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	1,147,320	$13.21	1,069,168

(1)
The following table shows the various equity compensation plans that are reflected in the total above for plans approved by security holders, including the outstanding options that were granted under the 2006 Stock Option Plan. The Board has made a determination that no further awards will be granted under the 2006 Stock Option Plan.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(A)
2006 Stock Option Plan	335,022	$3.65	—
2007 Long-Term Incentive Plan	812,298	17.15	1,069,168

(A)
Includes 529,240 shares (based on share counting mechanics under the Current LTIP, actual performance for performance awards granted in 2011 and assuming performance awards granted in 2012 and 2013 achieve maximum performance) committed to be issued for performance awards granted in 2011, 2012 and 2013, and 539,928 uncommitted shares.

        The following table shows the outstanding options that were granted under the 2006 Stock Option Plan and the 2007 Long-Term Incentive Plan as of February 27, 2014.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
2006 Stock Option Plan	335,022	$3.65	—
2007 Long-Term Incentive Plan	812,298	17.15	888,704

(1)
Includes 348,776 shares (based on share counting mechanics under the Current LTIP and assuming performance awards achieve maximum performance) committed to be issued for performance awards granted in 2012 and 2013, and 539,928 uncommitted shares.

        The following table shows, as to each named executive officer and the various indicated groups, the aggregate number of options awarded under the Current LTIP from inception through February 27, 2014.

Name	Options
Named Executive Officers:
William A. Koertner Chairman, President and Chief Executive Officer	233,637
Paul J. Evans Vice President, Chief Financial Officer and Treasurer	32,250
Gerald B. Engen, Jr. Senior Vice President, Chief Legal Officer and Secretary	67,665
William H. Green Senior Vice President	81,167
Richard S. Swartz, Jr. Senior Vice President and Chief Operating Officer	71,791
All current executive officers as a group (8 persons)	576,703
All current non-employee directors as a group (7 persons)	48,000
Each nominee for election as a director	—
Each associate of any of the foregoing	—
Each other person who received at least 5% of all options granted	—
All employees, excluding current executive officers (143 persons)	402,024

        On February 27, 2014, the Compensation Committee approved the grant of equity incentive awards effective March 24, 2014, which we estimate will have the effect of reducing the shares available for future issuance under the Current LTIP to approximately 189,316 shares (or only 14,928 shares, assuming maximum settlement of outstanding performance shares).

New Plan Benefits

        It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014) because the grant and actual pay-out of awards under such plans are discretionary.

Registration with the SEC

        We intend to file a Registration Statement on Form S-8 relating to the issuance of additional common stock under the Amended LTIP with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended LTIP by our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE MYR GROUP INC.
2007 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 1, 2014).

PROPOSAL NO. 4. APPROVAL OF THE MYR GROUP INC.
SENIOR MANAGEMENT INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 1, 2014)

General

        On February 27, 2014, upon recommendation of the Compensation Committee, our Board adopted the MYR Group Inc. Senior Management Incentive Plan (Amended and Restated as of May 1, 2014) (the "Amended SMIP"), subject to, for purposes of awards or portions of awards intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code, the approval of our stockholders at the Annual Meeting.

        The MYR Group Inc. Senior Management Incentive Plan was originally adopted by our Board of Directors on February 17, 2010 and approved by our stockholders on May 21, 2010 at our 2010 Annual Meeting of Stockholders (as used in this section, the "Current SMIP"). If the Amended SMIP is approved by our stockholders, it will become effective as of the day it was adopted by our Board. Outstanding awards under the Current SMIP will continue in effect in accordance with their terms. The Current SMIP will also continue to be in effect until the Amended SMIP is approved by our stockholders. If the Amended SMIP is not approved by our stockholders, no awards will be made under the Amended SMIP.

        Our principal reason for amending and restating the Current SMIP is to obtain stockholder approval of the Amended SMIP in order to satisfy the approval requirements under Section 162(m) of the Code, so that incentive compensation payable under the Amended SMIP may be designed so that it may be able to satisfy the requirements for "performance-based compensation," and may permit us to benefit from certain tax deductions under Section 162(m) of the Code. The Amended SMIP also includes various other non-substantive changes and changes generally intended to conform certain terms of the Amended SMIP with those of the Amended LTIP, discussed above under "Proposal No. 3. Approval of the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014)." The most important substantive changes are described in the summary of material changes below, which is followed by a summary description of the entire Amended SMIP.

        We believe that adoption of the Amended SMIP is necessary to meet our objectives of securing, motivating and retaining our officers and other employees in a tax-efficient manner. The affirmative vote of a majority of the shares actually voted at the Annual Meeting in person or by proxy, including abstentions, is required for approval of the Amended SMIP. The actual text of the Amended SMIP is attached to this Proxy Statement as Appendix B. The following description of the Amended SMIP is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Summary of Material Changes:

        In addition to obtaining stockholder approval of the Amended SMIP for purposes of Section 162(m), plus certain conforming and other non-substantive changes, the following are the material changes to the Current SMIP that are reflected in the Amended SMIP:

        Change in Control Definition.    The Amended SMIP conforms the definition of "change in control" to that provided in the Amended LTIP, or such other "change in control" definition for purposes of an award vesting under the Amended SMIP that may be used in a specific award agreement under the Amended LTIP as identified by the Compensation Committee.

        Performance Goals Definition.    The Amended SMIP provides a number of clarifications with respect to the selection and use of measurable performance goals for awards under the Amended SMIP, including clarifying: (1) that performance goals may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the affiliate, division, department, region or function within the company or affiliate in which the participant is employed; and (2) that performance goals may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance goals themselves.

        Negative Discretion Regarding All Awards.    The Amended SMIP includes a new provision that clarifies that the Compensation Committee may exercise so-called "negative discretion" to reduce or eliminate the amount payable under any award that was otherwise earned under the Amended SMIP (and not just with respect to awards intended to qualify as "performance-based compensation" for purpose of Section 162(m) of the Code) for a performance period if, in the Compensation Committee's sole discretion, such cancellation or reduction is appropriate.

Section 162(m)

        The Code limits to $1 million per taxable year the deduction allowed for federal income tax purposes for compensation paid to the chief executive officer and the next three most highly compensated executive officers (other than the principal financial officer) of public companies. The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a stockholder-approved plan that meets certain requirements for "qualified performance-based compensation."

Summary Description of the Amended SMIP

Purposes

        The purpose of the Amended SMIP is to promote the interests of the Company and our stockholders by strengthening our ability to attract, motivate and retain key employees upon whose judgment, initiative and efforts the financial success and growth of our business largely depend and to provide an additional incentive for key employees through cash incentive payments that promote and recognize our financial success and growth. An additional purpose of the Amended SMIP is to permit us to potentially grant qualified "performance-based compensation" under Section 162(m) that may allow us to take a tax deduction for certain compensation paid under the Amended SMIP to "covered employees." While we believe it is in the best interests of the Company and our stockholders to have the ability to grant "performance-based compensation" under Section 162(m) of the Code, in certain circumstances, we may decide to grant compensation to our "covered employees" that will not qualify as "performance-based compensation" for purposes of Section 162(m). Moreover, even if we intend to grant compensation that qualifies as "performance-based compensation" under Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by us.

Administration

        The Amended SMIP will be administered by the Compensation Committee, which will consist solely of two or more "outside directors" within the meaning of Section 162(m). In administering the Amended SMIP, the Compensation Committee will have full power and authority to construe, interpret and administer the Amended SMIP and will have the exclusive right to establish and administer awards that are intended to satisfy the requirements for qualified "performance-based compensation" under Section 162(m) of the Code, including the exclusive right to establish performance goals and the amount of incentive awards payable upon achievement of such performance goals. All decisions, determinations and interpretations of the Compensation Committee will be final and binding on all persons, including the Company and each participant. Subject to Section 162(m) of the Code or as otherwise required for compliance with other applicable law, the Compensation Committee may delegate all or any part of its authority under the Amended SMIP to any officer or officers of the Company.

Eligibility

        At or prior to the time that performance goals for a performance period are established, the Compensation Committee will designate which employees will participate in the Amended SMIP for such performance period. In determining the persons to whom awards may be granted and the performance goals relating to each award, the Compensation Committee will take into account factors the Compensation Committee determines to be relevant in connection with accomplishing the purposes of the Amended SMIP. As of the date of this Proxy Statement, six employees were eligible for participation in the Current SMIP, and those are the same employees who are expected to be eligible for participation in the Amended SMIP beginning in 2015.

Performance Goals

        The performance period, with respect to which bonuses will be calculated and paid under the Amended SMIP, will generally be our fiscal year with respect to annual awards and a period not to exceed 36 months with respect to long-term awards. With respect to awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, within 90 days of the beginning of the performance period or the date on which 25% of the performance period has elapsed, the Compensation Committee will establish in writing the performance goals and other material terms for such awards.

        The measurable performance goals for awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code may will be based on one or more, or a combination, of the following criteria, as applicable: (i) total stockholder return; (ii) stock price appreciation; (iii) return on equity; (iv) return on assets; (v) modified return on assets; (vi) return on capital (including return on invested capital); (vii) earnings per share; (viii) earnings before interest and taxes; (ix) earnings before interest, taxes, depreciation and amortization; (x) ongoing earnings; (xi) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); (xii) economic value added; (xiii) net operating profit after tax, less a cost of capital charge; (xiv) stockholder value added; (xv) revenues; (xvi) net income; (xvii) pre-tax income; (xviii) operating income; (xix) pre-tax profit margin; (xx) performance against business plan; (xxi) backlog; (xxii) customer service; (xxiii) corporate governance quotient or rating; (xxiv) market share; (xxv) employee satisfaction; (xxvi) employee engagement; (xxvii) supplier diversity; (xxviii) workforce diversity; (xxix) operating margins; (xxx) credit rating; (xxxi) dividend payments; (xxxii) expenses; (xxxiii) fuel cost per million BTU; (xxxiv) costs per kilowatt hour; (xxxv) retained earnings; (xxxvi) completion of acquisitions, divestitures and corporate restructurings; (xxxvii) safety (including total OSHA recordable rate, OSHA lost time accident rate, lost workday severity rate, restricted workday severity rate, restricted workday incident rate, days away and restricted time, first aid cases, general liability cases, and auto accidents); and (xxxix) strategic business criteria, consisting of one or more objectives based on meeting goals in the areas of litigation, human resources, information services, production, inventory, safety, support services, site development, plant development, building development, facility development, government relations, product market share or management.

        Performance goals may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the affiliate, division, department, region or function within the company or affiliate in which the participant is employed. The performance goals may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves. Awards may be granted subject to performance goals that are either intended to qualify as "performance-based compensation" under Section 162(m) of the Code or are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). With respect to awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, each performance goal will define in an objective manner the extent to which it has been achieved for a performance period.

        The Compensation Committee will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting us or any subsidiary of ours or our financial statements, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided that such adjustment will only be to the extent it does not result in the loss of the otherwise available exemption of such award under Section 162(m).

Maximum Payouts

        The maximum payment under an award payable to an executive officer who is subject to Section 162(m) is limited to $5 million.

Limitation on Compensation Committee's Discretion

        The Compensation Committee may cancel an award or reduce the amount payable under such an award that was earned during a performance period through the use of negative discretion. With respect to awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, however, in no event may the Compensation Committee payout an award payable to an executive officer who is subject to Section 162(m) if the performance goals for the applicable performance period are not met or increase the maximum payment under such an award above $5 million.

Committee Certification of Performance Goal Attainment

        As soon as practicable after the end of each performance period (or such sooner time as the performance goals have been met), and before any awards for a particular year can be paid, the Compensation Committee shall certify in writing (by resolution or other appropriate action) to what extent the Company and the participants have achieved the performance goals for the performance period, including the specific target objectives and the satisfaction of any other material terms of the incentive award, and the Compensation Committee shall calculate the amount of each participant's incentive for the performance period based upon the performance goals, objectives, and computation formulae for the performance period. All payments with respect to awards granted under the Amended SMIP will be made in cash on or before March 15 of the year following the year in which the performance period ends.

Termination of Employment

        Unless otherwise provided by the Compensation Committee and except as otherwise provided in connection with a change in control of the Company, a participant must be actively employed by us or an affiliate at the end of an award's performance period in order to be eligible to receive payment with respect to the award; provided, that, unless otherwise provided by the Compensation Committee, if a participant's employment is terminated as result of death or disability (as defined in the Amended SMIP) prior to the end of the performance period, pro rata payment of the award will be paid as determined by the Compensation Committee.

Change in Control

        Upon a change in control of the Company (as defined in the Amended SMIP), unless otherwise determined by the Compensation Committee at the time of an award's grant, pro rata payments of the target amounts will be made as soon as practicable. In addition, any awards payable under the Amended SMIP in respect of performance periods completed prior to the change in control will, to the extent not previously paid, be paid within 30 days following the change in control and in no event later than March 15 of the year following the year in which the performance period ends.

Amendments; Termination of the Amended SMIP

        The Amended SMIP may be amended or terminated by the Board or the Compensation Committee, provided that no amendment of the Amended SMIP may be made without the approval of stockholders if such amendment would require stockholder approval in order for the Amended SMIP to continue to comply with Section 162(m). The terms of any award granted under the Amended SMIP may be amended by the Board or the Compensation Committee, except in the case of an award payable to an executive officer who is subject to Section 162(m) (other than in connection with such participant's death or disability, or a change in control of the Company) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m). In addition, no amendment may affect adversely the rights of any participant under any award following the end of the performance period to which such award relates, except for certain amendments related to Section 409A compliance.

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax consequences of awards granted under the Amended SMIP based on federal income tax laws in effect on January 1, 2014. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended SMIP participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences. Any cash payment a participant receives in connection with the Amended SMIP is includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, we will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment, subject to Section 162(m) of the Code. If the participant is permitted to defer receipt of such cash payment, any such deferral opportunity shall be in compliance with Section 409A of the Code.

New Plan Benefits

        Inasmuch as individual benefits under the plan will be determined by the Compensation Committee, benefits to be paid under the plan are not determinable at this time.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE MYR GROUP INC.
SENIOR MANAGEMENT INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 1, 2014).

 PROPOSAL NO. 5. APPROVAL OF AN AMENDMENT TO
THE MYR GROUP INC. RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE MAXIMUM SIZE OF THE BOARD

        The Board proposes that our stockholders approve the proposed amendment (the "Certificate Amendment") to our Certificate of Incorporation to increase the maximum size of the Board from nine to twelve directors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board unanimously approved the Certificate Amendment on February 27, 2014, subject to approval by our stockholders at the Annual Meeting. The Certificate Amendment requires the affirmative vote of a majority of all shares of the Company's common stock entitled to vote on this Proposal No. 5.

Proposed Amendment

        Set forth below is the text of Article Fifth, Section (b) of our Certificate of Incorporation as proposed to be amended by the Certificate Amendment:

  "The Board of Directors shall consist of not less than one or more than twelve members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors."

        The entire text of Article Fifth of our Certificate of Incorporation after giving effect to the Certificate Amendment being proposed at the Annual Meeting is set forth in Appendix C.

Purpose and Effect of the Certificate Amendment

        The Board, with the input of the Nominating and Corporate Governance Committee, regularly reviews the Company's corporate governance policies and procedures and believes that increasing the maximum number of directors on the Board will enable it to more smoothly manage Board transitions and more effectively recruit highly qualified director candidates as they are seeking Board positions. The proposed increase from a maximum of nine to twelve directors would give the Board greater flexibility to add selected talents and skills through additional members from time to time and allow greater continuity on the Board during periods of change.

        Therefore, the Board believes that increasing the maximum number of directors on the Board is advisable and in the best interests of our stockholders. The Board recommends stockholder approval of this increase in Board size. Notwithstanding approval of the Certificate Amendment at the Annual Meeting, the size of the Board immediately following approval of the Certificate Amendment is currently expected to remain at eight directors.

        If the Certificate Amendment is approved by our stockholders, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company intends to file promptly after receipt of stockholder approval.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE MAXIMUM SIZE OF
THE BOARD OF DIRECTORS FROM NINE TO TWELVE DIRECTORS.

AUDIT COMMITTEE MATTERS

        The Board established the standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that all of the Audit Committee members are independent within the meaning of the Nasdaq's listing standards and Rule 10A-3 of the Exchange Act. The Board has also determined that all committee members are financially literate within the meaning of the Nasdaq rules and that Mr. Patterson is an "audit committee financial expert" within the meaning of SEC regulations. None of the Audit Committee members have participated in the preparation of our financial statements during the past three years.

        The Board values the integrity of MYR Group's financial statements and internal controls. The Audit Committee is responsible for assisting the Board in monitoring the integrity of MYR Group's financial statements, MYR Group's compliance with legal and regulatory requirements and the independence and performance of MYR Group's internal and external auditors. To represent and assist the Board in its oversight of the Company's financial statements and under our charter the Audit Committee performs, among other tasks, the following duties:

  •
  review of the audit plans and findings of our independent registered public accounting firm and our internal audit staff, as well as the results of regulatory examinations and tracking management's corrective action plans where necessary;

  •
  review of our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

  •
  review of our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and

  •
  annual appointment of our independent registered public accounting firm, evaluation of its independence and performance and setting clear hiring policies for employees or former employees of the independent registered public accounting firm.

        The Audit Committee established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. The Audit Committee encourages employees and outsiders to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial or other wrongdoing. To report such matters, you should call the Company's fraud hotline number at 1-800-461-9330. All complaints received are confidential and anonymous and will be retained for the Company's records. At least annually, the Audit Committee reviews the Company's disclosure controls and procedures and our committee charter. During this review, the Audit Committee is able to analyze our responsibilities and progress as well as ensure that these documents comply with current regulatory requirements.

Pre-Approval Policies

        Consistent with the requirements of the SEC and the U.S. Public Company Accounting Oversight Board ("PCAOB") regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established procedures to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before we engage the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Independent Auditors' Fees

        MYR Group's financial statements for the year ended December 31, 2013 were audited by EY, an independent registered public accounting firm. Aggregate fees paid for professional services rendered by our independent auditors, EY, for 2012 and 2013, were as follows:

	2012	2013
Audit Fees	$581,327	$597,728
Audit-Related Fees	—	—
Tax Fees	24,093	38,630
All Other Fees	—	—

Total	$605,420	$636,358

        In the above table, in accordance with the SEC rules, "Audit Fees" are fees that we paid to EY for the audit of our annual financial statements included in the 2013 Form 10-K, review of financial statements included in Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

        "Audit-Related Fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. "Tax Fees" are fees for tax compliance, tax advice and tax planning.

Audit Committee Report for the Year Ended December 31, 2013 to our Stockholders:

        As part of our activities, we reviewed and discussed MYR Group's audited financial statements with management. Additionally, we received EY's written disclosures and a letter dated March 5, 2014, as required by the applicable requirements of the PCAOB, regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and have discussed with EY its independence. We also reviewed and discussed with EY the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), as adopted by the PCAOB in Rule 3200T. Based upon this review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2013 Form 10-K.

Audit Committee:	William D. Patterson, Chair
Jack L. Alexander
Henry W. Fayne
Betty R. Johnson
Maurice E. Moore

        The information contained in the above Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

 PROPOSAL NO. 6. RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee is responsible for the selection, retention, termination and oversight of our independent auditors. EY, an independent registered public accounting firm, has served as our independent auditors since 2010.

        The Audit Committee appointed EY as our independent auditors for the fiscal year ending December 31, 2014. The Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of EY as our independent auditors. The Board and the Audit Committee are not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time.

        We expect that representatives of EY will be present at the Annual Meeting and that they will have an opportunity to respond to appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS THAT MAY BE PRESENTED AT THE ANNUAL MEETING

        Neither the Board nor management knows of any business, other than that described in this Proxy Statement, that may be presented for action at the Annual Meeting. If any other matters properly come before the meeting, your proxy authorizes the persons named as proxies to vote on such matters in accordance with the Board's recommendation or, if no recommendation is given, in accordance with the proxies' best judgment.

OWNERSHIP OF EQUITY SECURITIES

        The following table shows the number of shares of MYR Group common stock beneficially owned (as defined in accordance with Rule 13d-3 under the Exchange Act) as of February 28, 2014 by each director and executive officer named in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. None of the common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Common Stock	Restricted Stock(1)	Stock Options(2)	Total Beneficial Ownership	Percentage
Named Executive Officers and Directors
William A. Koertner	193,654	43,199	308,781	545,634	2.6%
Paul J. Evans	3,885	10,988	14,706	29,579	*
Gerald B. Engen, Jr.	28,434	12,105	69,451	109,990	*
William H. Green	41,330	7,392	58,689	107,411	*
Richard S. Swartz, Jr.	16,088	20,412	84,364	120,864	*
Jack L. Alexander	3,663	5,546	8,000	17,209	*
Larry F. Altenbaumer	6,546	5,546	8,000	20,092	*
Henry W. Fayne	3,380	5,546	8,000	16,926	*
Betty R. Johnson	3,366	5,546	8,000	16,912	*
Gary R. Johnson	5,957	5,546	8,000	19,503	*
Maurice E. Moore	4,261	5,546	—	9,807	*
William D. Patterson(3)	5,833	5,546	8,000	19,379	*
All executive officers and directors as a group (15 persons)(4)	390,284	158,096	641,538	1,189,918	5.6%

*
Percentage less than 1% of outstanding common stock.

(1)
This column reflects holdings of restricted stock. The shares of restricted stock vest ratably over a five-year period from the date of grant for named executive officers, except that 6,688 shares of restricted stock held by Mr. Swartz, which will cliff vest on May 12, 2016. The shares of restricted stock held by non-employee directors vest ratably over a three year period from the date of grant.

(2)
This column reflects shares of common stock that may be acquired within 60 days of February 28, 2014 by the exercise of stock options.

(3)
This includes 4,333 shares of common stock beneficially owned by EnSTAR Management Corporation, of which Mr. Patterson is President and 1,000 shares of common stock over which Mr. Patterson has shared voting and investment power as one of three trustees of each of four trusts. Mr. Patterson is the beneficiary of one of these trusts, which consists of 318 shares.

(4)
This group includes, in addition to the individuals named in the table, Tod M. Cooper, John A. Fluss and Gregory T. Wolf.

        The following table displays information about persons we know to be the beneficial owners of 5% or more of our issued and outstanding common stock as of December 31, 2013:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
BlackRock, Inc.	1,644,273	(1)	7.8%
40 East 52nd St.
New York, NY 10022

(1)
Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 30, 2014. BlackRock stated in its 13G/A filing that, of the 1,644,273 shares beneficially owned as of December 31, 2013, it has sole voting power with respect to 1,544,387 shares.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy solicitation materials?

        We are providing you these materials in connection with the Board's solicitation of proxies to be voted at our 2014 Annual Meeting. These materials provide information regarding the voting procedures and the matters to be voted on at the Annual Meeting. We began distributing these materials on or around March 10, 2014, to all stockholders entitled to vote at the Annual Meeting. These materials are also available on our website at www.myrgroup.com.

        In addition, copies of the 2013 Annual Report to Stockholders or this Proxy Statement will be sent free of charge to any stockholder who sends a written request to Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210 or by calling (303) 853-7621.

Who is entitled to vote at the Annual Meeting?

        The Board established March 3, 2014, as the record date (the "Record Date") for the Annual Meeting. Stockholders owning our common stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and vote their shares at the Annual Meeting. At the close of business on the Record Date, 00,000,000 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

What vote is required to approve each proposal?

        With respect to the election of directors, vote FOR or WITHHOLD with respect to each of the nominees. Directors will be elected by a plurality of the votes cast FOR, which means that the two director nominees with the most FOR votes will be elected. You may vote FOR, AGAINST, or ABSTAIN with respect to the advisory resolution to approve the compensation of the Company's named executive officers, the proposal to approve the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014), the proposal to approve the MYR Group Inc. Senior Management Incentive Plan (Amended and Restated as of May 1, 2014) and the ratification of the appointment of our independent registered public accounting firm. In order to be approved, each of these four proposals requires the affirmative FOR vote of a majority of those shares present (either in person or represented by proxy) and entitled to vote on those proposals. You also may vote FOR, AGAINST, or ABSTAIN with respect to the proposal to approve an amendment to the MYR Group Inc. Restated Certificate of Incorporation to increase the maximum size of the Board. In order to be approved, this proposal requires the affirmative FOR vote of a majority of all shares entitled to vote on the proposal. Any ABSTAIN vote will have the same effect as a vote AGAINST a matter.

What effect do broker non-votes have on the proposals?

        A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of EY as our independent registered public accounting firm, without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors. Consequently, if your shares are held by a broker on your behalf (that is, in "street name"), and you do not instruct the broker as to how to vote these shares on Proposal Nos. 1, 2, 3, 4 or 5 the broker may not exercise discretion to vote for or against those proposals. This would be a "broker non-vote" and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal No. 6, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker on how you would like to vote so your vote can be counted on all proposals.

How will my shares be voted?

        Your shares will be voted as you direct if you vote by signing and returning your proxy card. If you sign and return your proxy card but do not specify how you would like your shares voted, they will be voted in accordance with the Board's recommendations on all matters or, if no recommendation is given, in accordance with the proxies' best judgment.

What is the quorum requirement?

        A quorum of stockholders is necessary to validly hold the Annual Meeting. A quorum will be present if at least a majority of our outstanding shares on the Record Date are represented at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes (i.e., when a stockholder does not provide voting instructions to their broker or nominee) will count for purposes of determining whether a quorum exists.

Can I change my vote?

        If you would like to change your vote after submitting your proxy and prior to the Annual Meeting, you can revoke your proxy and change your proxy instructions by (a) signing and submitting another proxy card with a later date, or (b) voting at the Annual Meeting. Alternatively, you may provide a written statement of your intention to revoke your proxy to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210. If your shares are held in street name (i.e., your shares are held in an account through your broker), you should contact your bank or broker for specific instructions on how to change your vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

        MYR Group bears the cost of soliciting your vote. In addition to mailing these proxy materials, our directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities. We may enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse the banks and brokerage houses for related out-of-pocket expenses. We retained Morrow & Co., LLC to aid in soliciting votes for the Annual Meeting for a total fee of $7,500 plus reasonable expenses.

I received only one set of proxy materials. Is it possible to obtain duplicates?

        Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of our common stock in an account at the same broker, bank or other nominee, we delivered a single Notice of Meeting or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders who participate in householding will continue to receive separate voting instruction forms. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Meeting or set of proxy materials to a stockholder at a shared address to which a single copy of the materials was delivered. A stockholder who wishes to receive a separate copy of the Notice or proxy materials for the Annual Meeting should submit this request by contacting Morrow & Co., LLC in writing at 470 West Avenue, 3rd Floor, Stamford, CT 06902 or by calling 1-800-662-5200. If you would like to opt out of householding, please contact your broker, bank or other nominee. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of these materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

        If you are a registered stockholder, we sent you and each registered stockholder at your address separate Notices or sets of proxy materials.

Who counts the vote?

        As the appointed independent tabulator, IST Shareholder Services will receive the proxies and tabulate the votes cast. IST Shareholder Services will act as the independent inspector of election and will certify the results. Your vote will not be disclosed to our directors, officers or employees, except (a) as necessary to meet legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if you provide a comment with your proxy or otherwise communicate your vote to us or (d) as necessary to allow the independent inspector of election to certify the results.

How do I find out the voting results?

        Voting results will be included in a Form 8-K to be filed with the SEC on or before May 7, 2014. This Form 8-K will also be available on our website at www.myrgroup.com.

May I ask questions at the Annual Meeting?

        Yes. As a stockholder, during the voting, you may ask questions and make remarks related to the matters being voted on. The Chairman of the Annual Meeting will entertain stockholders' questions and comments of a general nature following the voting.

2015 ANNUAL MEETING OF STOCKHOLDERS

Stockholder Proposals and Nominations for the 2015 Annual Meeting

        Under our By-Laws, a stockholder may nominate a candidate for election as a director or propose business for consideration at an annual meeting of stockholders by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is not within 30 days of such anniversary, we must receive stockholder proposal submissions no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. Accordingly, to be considered at the 2015 Annual Meeting of Stockholders, we must receive a stockholder's written notice of nomination or proposal on or after January 2, 2015 and not later than January 30, 2015.

        Under SEC Rule 14a-8, a stockholder may submit a proposal for possible inclusion in a proxy statement for an annual meeting of stockholders by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of our proxy statement for the previous year's annual meeting. If we change the date of an annual meeting by more than 30 days from the date of the previous year's annual meeting, then the deadline is a reasonable time before we print and send our proxy materials for the annual meeting. Accordingly, to be considered for inclusion in our 2015 proxy statement, we must receive a stockholder's submission of a proposal on or before on or before November 10, 2014.

        Stockholder proposals must be sent to our Corporate Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210. For additional information about the stockholder proposal submission process, please see our By-Laws which are available on the Investor Relations page of our website at www.myrgroup.com, under "Corporate Governance."

2013 Annual Report and SEC Filings

        Our financial statements for the fiscal year ended December 31, 2013 are included in our 2013 Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are posted on our website at www.myrgroup.com, and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it without charge by writing to our Corporate Secretary, at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210.

By Order of the Board of Directors

March 10, 2014	Gerald B. Engen, Jr. Senior Vice President, Chief Legal Officer and Secretary

Appendix A

MYR GROUP INC.
2007 LONG-TERM INCENTIVE PLAN
(AMENDED AND RESTATED AS OF MAY 1, 2014)

1.     PURPOSE OF THE PLAN

        The purpose of the Company's 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014) is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain key employees and directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the performance of the Company.

2.     DEFINITIONS

        Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

          (a)   "Award" means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Phantom Stock, Stock Bonus or Dividend Equivalent granted under the Plan.

          (b)   "Award Agreement" means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Change in Control" shall have the meaning specified in Section 13 hereof.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.

          (g)   "Common Stock" means the common stock of the Company, par value $0.01 per share, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.

          (h)   "Company" means MYR Group Inc., a Delaware corporation.

          (i)    "Date of Grant" means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.

          (j)    "Dividend Equivalent" means an Award under Section 12 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

          (k)   "Effective Date" means the Effective Date of this Plan, as defined in Section 16.1 hereof.

          (l)    "Eligible Person" means any person who is an Employee or an Independent Director.

          (m)  "Employee" means any person who is a key employee of the Company or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, "Employee" means any person who meets the definition of "employees" under Section 3401(c) of the Code.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" of a share of Common Stock as of a given date means the fair market value of such Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in compliance with the fair market value pricing rules set forth in Section 409A of the Code. Unless otherwise so determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing price per share of Common Stock for such date on the national securities exchange on which the shares of Common Stock are principally traded, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the relevant date, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

          (p)   "Incentive Stock Option" means an option to purchase Common Stock that is intended to qualify as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder.

          (q)   "Independent Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

          (r)   "Nonqualified Stock Option" means an option to purchase Common Stock that is not an Incentive Stock Option.

          (s)   "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

          (t)    "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

          (u)   "Performance Award" means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a "Performance Share") or based on specified dollar units (a "Performance Unit") at the end of a performance period if certain conditions established by the Committee are satisfied.

          (v)   "Person" means any person, corporation, partnership, joint venture or other entity.

          (w)  "Phantom Stock" means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

          (x)   "Plan" means this 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014) as set forth herein, and as it may be further amended from time to time.

          (y)   "Qualified Performance-Based Award" means any Award, or portion of such Award, to a Section 162(m) Participant that is intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m).

          (z)   "Restricted Stock" means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

          (aa) "Section 162(m)" means Section 162(m) of the Code and the Treasury Regulations thereunder.

          (bb) "Section 162(m) Participant" means any Participant who, in the sole judgment of the Committee, could be treated as a "covered employee" under Section 162(m) at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under Section 162(m).

          (cc) "Stock Appreciation Right" or "SAR" means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

          (dd) "Stock Bonus" means an Award under Section 11 hereof entitling a Participant to receive an unrestricted share of Common Stock.

          (ee) "Subsidiary" means an entity that is wholly owned, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee, provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall not include any entity that does not qualify within the meaning of Section 424(f) of the Code as a "subsidiary corporation" with respect to the Company.

3.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN

        3.1    Number of Shares.    Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to all Awards under the Plan is 4,000,000 shares of Common Stock, which includes 3,000,000 shares of Common Stock approved under the MYR Group Inc. 2007 Long-Term Incentive Plan and 1,000,000 shares of Common Stock approved with respect to this amendment and restatement. Shares of Common Stock that are issued or transferred in connection with all Awards other than Options and SARs shall be counted against the 4,000,000 limit described above as two shares of Common Stock for every one share of Common Stock that is issued in connection with such Award. No more than 4,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or treasury shares of Common Stock. If any share of Common Stock that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Common Stock covered by an Award granted under the Plan shall not be counted unless and until it is actually issued or transferred to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Stock that is covered by the Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein, (A) Common Stock tendered or otherwise used in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described above; (B) Common Stock withheld by the Company to satisfy a tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) Common Stock that is repurchased by the Company with Option proceeds shall not be added to the aggregate Plan limit described above and (D) all Common Stock covered by a SAR, to the extent that it is exercised and settled in Common Stock, and whether or not Common Stock is actually issued or transferred to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

        3.2    Adjustments.    If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 3.1 hereof, (ii) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance Awards (subject to such limitations as appropriate for Qualified Performance-Based Awards) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. In addition, for each Option or Stock Appreciation Right with an exercise price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.     ADMINISTRATION OF THE PLAN

        4.1    Committee Members.    Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16b-3 promulgated under the Exchange Act and/or the requirements for an "outside director" under Section 162(m). The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

        4.2    Discretionary Authority.    Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

        4.3    Changes to Awards.    If permitted by Section 409A of the Code and Section 162(m), the Committee shall have the authority to effect, at any time and from time to time (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that (a) no such action may impair the rights of the Participants without their consent and (b) except in connection with a corporate transaction or event described in Section 3.2 hereof, the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of an existing Award or cash without the approval of the Company's stockholders.

        4.4    Delegation of Authority.    The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Company the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to

Awards made to any member of the Board, any Section 162(m) Participant or any "officer" of the Company as such term is used for purposes of Section 16 of the Exchange Act.

        4.5    Awards to Independent Directors.    An Award to an Independent Director under the Plan shall be approved by the Board. With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5.     ELIGIBILITY AND AWARDS

        All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 14 hereof between the Company and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6.     STOCK OPTIONS

        6.1    Grant of Option.    An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any one Participant during any one calendar year shall be limited to 200,000 shares (subject to adjustment as provided in Section 3.2 hereof).

        6.2    Exercise Price.    The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

        6.3    Vesting; Term of Option.    The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable; provided, however, that, subject to Section 16.4 hereof, an Option may not become exercisable by the passage of time sooner than one-third per year over three years. An Option may become vested and exercisable upon a Participant's retirement, death or disability or a Change in Control, to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant's employment or other service with the Company or any Subsidiary.

        6.4    Option Exercise; Withholding.    Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Company together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, and to the extent permitted by law, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by withholding from delivery shares of

Common Stock for which the Option is otherwise exercised, (v) at the discretion of the Committee, by a combination of the methods described above or (vi) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

        6.5    Limited Transferability.    Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant's immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant's immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

        6.6    Limitation on Repricing.    Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options, or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options, without stockholder approval. This Section 6.6 is intended to prohibit the repricing of "underwater" Options and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof. Notwithstanding any provision of the Plan to the contrary, this Section 6.6 may not be amended without approval by the Company's stockholders.

        6.7    Additional Rules for Incentive Stock Options.

          (a)    Annual Limits.    No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under Section 422(d) of the Code), determined in accordance with Section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking options into account in the order in which granted.

          (b)    Termination of Employment.    An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of Section 422 of the Code and Treasury Regulations thereunder.

          (c)    Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Company. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

          (d)    Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.     STOCK APPRECIATION RIGHTS

        7.1    Grant of SARs.    A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

        7.2    Tandem SARs.    A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. A SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

        7.3    Freestanding SARs.    A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant; provided, however, that, subject to Section 16.4 hereof, a Stock Appreciation Right may not become exercisable by the passage of time sooner than one-third per year over three years. The base price of a SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

        7.4    Payment of SARs.    A SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

        7.5    Limitation on Repricing.    Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights, or cancel outstanding Stock Appreciation

Rights in exchange for cash, other Awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without stockholder approval. This Section 7.5 is intended to prohibit the repricing of "underwater" Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof. Notwithstanding any provision of the Plan to the contrary, this Section 7.5 may not be amended without approval by the Company's stockholders.

8.     RESTRICTED STOCK

        8.1    Grants of Restricted Stock.    An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price. The Committee may grant Qualified Performance-Based Awards of Restricted Stock, as well as Awards of Restricted Stock that are not Qualified Performance-Based Awards.

        8.2    Vesting Requirements.    The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of the Participant with the Company or its Subsidiaries for a specified time period or periods; provided, however, that, subject to Section 16.4 hereof, if the elimination of restrictions is based only on the passage of time, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as determined by the Committee. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion; provided, however, that, subject to Section 16.4 hereof, restrictions relating to Restricted Stock that vests upon the achievement of specified business goals or measures may not terminate sooner than after one year. In the case of any Qualified Performance-Based Award of Restricted Stock, the vesting requirements shall be limited to the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

        8.3    Restrictions.    Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

        8.4    Rights as Stockholder.    Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the attainment of specified business goals or measures will be deferred until and paid contingent upon the attainment of such specified business goals or measures.

        8.5    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under Section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company.

9.     PERFORMANCE AWARDS

        9.1    Grant of Performance Awards.    The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). The Committee may grant Performance Awards that are Qualified Performance-Based Awards, as well as Performance Awards that are not Qualified Performance-Based Awards. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. Subject to Section 16.4 hereof, each performance period shall last at least one year and shall not exceed ten years. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. Any such adjustments shall be subject to such limitations as the Committee deems appropriate and to the provisions of Section 162(m) in the case of a Performance Award that is a Qualified Performance-Based Award.

        9.2    Payment of Performance Awards.    At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as provided for in the applicable Award Agreement. The Committee may, at the Date of Grant of Performance Shares, provide for the payment of Dividend Equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant's earning of the Performance Shares with respect to which such Dividend Equivalents are paid.

        9.3    Performance Criteria.    The performance criteria upon which the payment or vesting of a Performance Award that is a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria: total stockholder return; stock price appreciation; return on equity; return on assets; modified return on assets; return on capital (including return on invested capital); earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (stockholder value added); revenues; net income; pre-tax income; operating income; pre-tax profit margin; performance against business plan; backlog; customer service; corporate governance quotient or rating; market share; employee satisfaction; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; safety (including total OSHA recordable rate, OSHA lost time accident rate, lost workday severity rate, restricted workday severity rate, restricted workday incident rate, days away and restricted time, first aid cases, general liability cases, and auto accidents); and strategic business criteria, consisting of one or more objectives based on meeting goals in the areas of litigation, human resources, information services, production, inventory, safety, support services, site development, plant development, building development, facility development, government relations, product market share or management. Performance criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The performance criteria may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves. Awards may be granted subject to performance criteria that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. With respect to Qualified Performance-Based Awards, each such performance criterion will define in an objective manner the extent to which the performance criterion for a performance period has been achieved. In the case of Performance Awards that are not Qualified Performance-Based Awards, the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.

        9.4    Section 162(m) Requirements.    In the case of a Performance Award that is a Qualified Performance-Based Award, the Committee shall make all determinations necessary to establish a Performance Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Section 162(m) Participants to whom Performance Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a Performance Award that is a Qualified Performance-Based Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable performance goal has been satisfied. The maximum amount of compensation that may be payable under Qualified Performance-Based Awards of Performance Units granted to any one Participant during any one calendar year shall not exceed $3,750,000. The maximum number of Common Stock units that may be subject to a Qualified Performance-Based Award of Performance Shares granted to any one Participant during any one calendar year shall be 100,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10.   PHANTOM STOCK

        10.1    Grant of Phantom Stock.    Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine; provided, however, that, subject to Section 16.4 hereof, if vesting is based only on the passage of time, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as determined by the Committee; further provided, that, subject to Section 16.4 hereof, if vesting is based on the achievement of specified business goals or measures, the performance period shall not be sooner than one year. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years.

        10.2    Payment of Phantom Stock.    Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof.

11.   STOCK BONUS

        11.1    Grant of Stock Bonus.    An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price.

        11.2    Payment of Stock Bonus.    In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable.

12.   DIVIDEND EQUIVALENTS

        12.1    Grant of Dividend Equivalents.    A Dividend Equivalent granted to a Participant is an Award, other than an Option or a Stock Appreciation Right, in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

        12.2    Payment of Dividend Equivalents.    Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee; provided, however, that dividends, Dividend Equivalents or other distributions on Awards that vest as a result of the attainment of specified business goals or measures will be deferred until and paid contingent upon the attainment of such specified business goals or measures. Dividend Equivalents shall (i) in the case of Awards that vest based on the passage of time, be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock (unless otherwise provided for in an applicable Award Agreement), or (ii) in the case of Awards that vest based on the attainment of specified business goals or measures, be payable to a Participant as soon as practicable following the attainment of such specified business goals or measures, or, in each case, at such later date as the Committee shall specify in the Award Agreement. In no event will any Option Awards or SAR Awards granted under this Plan provide for any dividends or Dividend Equivalents thereon.

13.   CHANGE IN CONTROL

        13.1    Effect of Change in Control.    The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

        13.2    Definition of Change in Control.    Unless otherwise specified in the Award Agreement, a "Change in Control" means any of the following:

          (a)    Change in Ownership of the Company.    A change in the ownership of the Company occurs on the date that any one Person or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, consummates the acquisition, on an arm's length basis, of ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company. However, if any one Person (or more than one Person acting as a group) is considered to own more than 50% of the total fair market value or total voting power of the Company's stock prior to the acquisition, any consummation of the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company;

          (b)    Change in Effective Control of the Company.    A change in the effective control of the Company occurs on either of the following dates: (i) the date any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, consummates the acquisition (including over a 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, or (ii) the date individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a "Change in Control," and after any such reduction the "Incumbent Board" shall mean the Board as so reduced; or

          (c)    Change in Ownership of a Substantial Portion of the Company's Assets.    A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, consummates the acquisition (including over a 12-month period ending on the date of the most recent acquisition by such Person or Persons) all or substantially all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

14.   AWARD AGREEMENTS

        14.1    Form of Agreement.    Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Qualified Performance-Based Awards shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        14.2    Termination of Service.    The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or other services to the Company and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

        14.3    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

        14.4    Contract Rights; Amendment.    Any obligation of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Company (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Company. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Subject to Section 409A and Section 162(m) of the Code, as applicable, Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement. In accordance with such procedures as the Company may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

15.   GENERAL PROVISIONS

        15.1    No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant's death. Notwithstanding anything herein to the contrary, in no event may any Award granted under the Plan be transferred for value.

        15.2    Deferrals of Payment.    The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Unless otherwise expressly agreed between the Participant and the Company, any such deferral shall be effected in accordance with the requirements of Section 409A of the Code so as to avoid any imposition of a tax under Section 409A of the Code.

        15.3    Rights as Stockholder.    A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities. Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits; provided, however, that dividends, Dividend Equivalents or other distributions on Awards that vest as a result of the attainment of specified business goals or measures will be deferred until and paid contingent upon the attainment of such specified business goals or measures.

        15.4    Employment or Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Company or any Subsidiary.

        15.5    Securities Laws.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

        15.6    Tax Withholding.    The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award; provided, that, if shares of Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required.

        15.7    Unfunded Plan.    The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company's creditors to discharge its obligations under the Plan.

        15.8    Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

        15.9    Plan Binding on Successors.    The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

        15.10    Construction and Interpretation.    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

        15.11    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        15.12    Governing Law.    The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

        15.13    Non-U.S. Employees.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        15.14    Compliance with Section 409A of the Code.

          (a)   To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder will be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

          (b)   Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant's benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

          (c)   If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the earlier of (x) the first day of the seventh month following the date of the Participant's separation from service and (y) the Participant's death.

          (d)   Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

16.   EFFECTIVE DATE, TERMINATION AND AMENDMENT

        16.1    Effective Date; Stockholder Approval.    The MYR Group Inc. 2007 Long-Term Incentive Plan was adopted by the Board on November 26, 2007 and approved by the Company's stockholders on May 21, 2010, and the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) was approved by the Company's stockholders on May 5, 2011. The Effective Date of the Plan shall be the date on which the Plan is approved by the stockholders of the Company.

        16.2    Termination.    The Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

        16.3    Amendment.    The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Company's stockholders if the amendment or modification (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of shares of Common Stock that may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the Common Stock is not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, in which case such amendment or modification will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

        16.4   Notwithstanding anything in the Plan to the contrary, up to 10% of the maximum number of Common Shares that may be issued or transferred under the Plan as provided for in Section 3.1 hereof, as may be adjusted under Section 3.2 hereof, may be used for Awards granted under the Plan that are not subject to the three-year vesting requirements set forth in Sections 6.3, 7.3, 8.2 and 10.1 of the Plan or the one-year vesting requirements set forth in Sections 8.2, 9.1 and 10.1 of the Plan.

Appendix B

MYR GROUP INC.
SENIOR MANAGEMENT INCENTIVE PLAN
(AMENDED AND RESTATED AS OF MAY 1, 2014)

        1.    Purpose.    The purpose of the MYR Group Inc. Senior Management Incentive Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain key employees upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend and to provide an additional incentive for key employees through cash incentive payments that promote and recognize the financial success and growth of the Company.

        2.    Definitions.    The following terms, as used herein, shall have the following meanings:

          (a)   "Affiliate" shall mean, with respect to the Company or any of its subsidiaries, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

          (b)   "Award" shall mean an incentive compensation award, granted pursuant to the Plan, which shall be designated as either an "Annual Award" or a "Long-Term Award."

          (c)   "Board" shall mean the Board of Directors of the Company.

          (d)   "Change in Control" shall mean (i) for the purposes of vesting of any Award, the occurrence of a Change in Control as defined in the Company's 2007 Long-Term Incentive Plan (amended and restated as of May 1, 2014) (or as set forth in a specific form award agreement under such plan as identified by the Committee for purposes of such Award); and (ii) for purposes of payment of any Award that would be deferred compensation within the meaning of Section 409A of the Code, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company's assets, within the meaning of Section 409A of the Code.

          (e)   "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

          (f)    "Committee" shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (g)   "Company" shall mean MYR Group Inc. and its successors.

          (h)   "Covered Employee" shall mean a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

          (i)    "Disability" shall mean that, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, the Participant is unable to engage in any substantial gainful activity or is receiving income replacement benefits under an accident and health benefit plan covering employees of the Company for a period of not less than three months.

          (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k)   "Negative Discretion" shall mean discretion exercised by the Committee to cancel or reduce the amount of payment under an Award; provided that the exercise of such discretion shall not cause the affected Award to fail to qualify as a Qualified Performance-Based Award.

          (l)    "Participant" shall mean any employee of the Company or an Affiliate who is, pursuant to Section 4 of the Plan, selected to participate in the Plan.

          (m)  "Performance Goals" shall mean measurable performance goals established pursuant to the Plan for Participants pursuant to Section 5. The Performance Goals applicable to any Qualified Performance-Based Awards shall be based on one or more, or a combination, of the following criteria, as applicable: (i) total stockholder return; (ii) stock price appreciation; (iii) return on equity; (iv) return on assets; (v) modified return on assets; (vi) return on capital (including return on invested capital); (vii) earnings per share; (viii) earnings before interest and taxes; (ix) earnings before interest, taxes, depreciation and amortization; (x) ongoing earnings; (xi) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); (xii) economic value added; (xiii) net operating profit after tax, less a cost of capital charge; (xiv) stockholder value added; (xv) revenues; (xvi) net income; (xvii) pre-tax income; (xviii) operating income; (xix) pre-tax profit margin; (xx) performance against business plan; (xxi) backlog; (xxii) customer service; (xxiii) corporate governance quotient or rating; (xxiv) market share; (xxv) employee satisfaction; (xxvi) employee engagement; (xxvii) supplier diversity; (xxviii) workforce diversity; (xxix) operating margins; (xxx) credit rating; (xxxi) dividend payments; (xxxii) expenses; (xxxiii) fuel cost per million BTU; (xxxiv) costs per kilowatt hour; (xxxv) retained earnings; (xxxvi) completion of acquisitions, divestitures and corporate restructurings; (xxxvii) safety (including total OSHA recordable rate, OSHA lost time accident rate, lost workday severity rate, restricted workday severity rate, restricted workday incident rate, days away and restricted time, first aid cases, general liability cases, and auto accidents); and (xxxix) strategic business criteria, consisting of one or more objectives based on meeting goals in the areas of litigation, human resources, information services, production, inventory, safety, support services, site development, plant development, building development, facility development, government relations, product market share or management.

        Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Affiliate, division, department, region or function within the Company or Affiliate in which the Participant is employed. The Performance Goals may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves. Awards may be granted subject to Performance Goals that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). With respect to Qualified Performance-Based Awards, each such Performance Goal will define in an objective manner the extent to which the Performance Goal for a Performance Period has been achieved.

          (n)   "Performance Period" shall mean, unless the Committee determines otherwise, a period of no longer than (i) 12 months with respect to an Annual Award and (ii) 36 months with respect to a Long-Term Award.

          (o)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

          (p)   "Plan" shall mean MYR Group Inc. Senior Management Incentive Plan, as amended or amended and restated from time to time.

          (q)   "Qualified Performance-Based Award" means any Award, or portion of such Award, to a Covered Employee that is intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code.

          (r)   "Retirement" means a Participant's retirement from active employment with the Company and each of its Affiliates after having attained "normal retirement age" (as such term is defined in the Social Security Act of 1935, as amended).

        3.    Administration.    The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any parent or subsidiary of the Company or the financial statements of the Company or any parent or subsidiary of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided that with respect to any Qualified Performance-Based Awards such adjustment shall be only to the extent it does not result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code.

        All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

        Subject to Section 162(m) of the Code or as otherwise required for compliance with other applicable law, the Committee may delegate all or any part of its authority under the Plan to any officer or officers of the Company.

        4.    Eligibility.    Awards may be granted to Participants in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

        5.    Terms of Awards.    Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

          (a)   In General. With respect to Qualified Performance-Based Awards, on or prior to the earlier of the 90th day after the commencement of a Performance Period or the date on which 25% of a Performance Period has elapsed, the Committee shall specify in writing, by resolution of the Committee or other appropriate action, the Participants for such Performance Period and the Performance Goals applicable to each Award for each Participant with respect to such Performance Period. Unless otherwise provided by the Committee in connection with specified terminations of employment and in compliance with Section 162(m) of the Code, payment in respect of Qualified Performance-Based Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained.

          (b)   Performance Goals. The Committee may grant Awards subject to Performance Goals that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related level or levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Goals or the level or levels of achievement with respect to such Covered Employee.

          (c)   Special Provisions Regarding Qualified Performance-Based Awards. Notwithstanding anything to the contrary contained in this Section 5, the maximum amount that may be paid to a Covered Employee under the Plan with respect to a Qualified Performance-Based Award is $5 million. Notwithstanding anything to the contrary herein, in determining the amount of payment under a Qualified Performance-Based Award in respect of a Performance Period, the Committee may cancel a Qualified Performance-Based Award or reduce the amount payable under a Qualified Performance-Based Award that was otherwise earned during a Performance Period through the use of Negative Discretion if, in the Committee's sole discretion, such cancellation or reduction is appropriate. In no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (i) grant or provide payment in respect of Qualified Performance-Based Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (ii) increase a Qualified Performance-Based Award above the maximum amount payable under this Section 5(c).

          (d)   Negative Discretion Regarding Awards That Are Not Qualified Performance-Based Awards. For the sake of clarification, notwithstanding anything to the contrary herein, in determining the amount of payment under an Award that is not a Qualified Performance-Based Award in respect of a Performance Period, the Committee may cancel such Award or reduce the amount payable under such Award that was otherwise earned during a Performance Period through the use of Negative Discretion if, in the Committee's sole discretion, such cancellation or reduction is appropriate.

          (e)   Time and Form of Payment. All payments in respect of Awards granted under this Plan shall be made in cash on or before March 15 of the year following the year in which the Performance Period ends.

        6.    Section 409A of the Code.    Awards under the Plan, plus the Plan and its administration, are intended to comply with Section 409A of the Code and the Plan and all Awards shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award to the contrary, in the event that the Committee determines that any Award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan and any Award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to an Award, or (b) comply with the requirements of Section 409A of the Code.

        Notwithstanding any provisions of this Plan to the contrary, if a Participant is a "specified employee" (within the meaning of Section 409A of the Code and determined pursuant to policies adopted by the Company) on his date of separation from service and if any portion of an Award to be received by the Participant upon his or her separation from service would be considered deferred compensation under Section 409A of the Code, amounts of deferred compensation that would otherwise be payable pursuant to this Plan during the six-month period immediately following the Participant's separation from service will instead be paid or made available on the earlier of (i) the first day of the seventh month following the date of the Participant's separation from service and (ii) the Participant's death.

        7.    General Provisions.

          (a)   Compliance with Legal Requirements. The Plan and the granting and payment of Awards and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

          (b)   Nontransferability. Awards shall not be transferable by a Participant except upon the Participant's death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable in accordance with any beneficiary designation made by the Participant in accordance with Section 7(l) below or, in the absence thereof, by will or the laws of descent and distribution.

          (c)   No Right To Continued Employment. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way whatever rights otherwise exist of the Company to terminate such Participant's employment or change such Participant's remuneration.

          (d)   Withholding Taxes. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right either to deduct from the payment, or to require the Participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements related thereto.

          (e)   Amendment, Termination and Duration of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. The Board or the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant's death or Disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Performance Goals or the level or levels of achievement with respect to such Qualified Performance-Based Award. Notwithstanding the foregoing, but subject to Section 6 of the Plan, no amendment shall affect adversely any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates.

          (f)    Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

          (g)   Termination of Employment.

              (i)  Unless otherwise provided by the Committee, and except as set forth in subparagraph (ii) of this Section 7(g), a Participant must be actively employed by the Company or one of its Affiliates at the end of the Performance Period in order to be eligible to receive payment in respect of such Award.

             (ii)  Unless otherwise provided by the Committee in compliance with Section 162(m) and Section 409A of the Code, if a Participant's employment is terminated as result of death or Disability prior to the end of the Performance Period, the Participant's Award shall be cancelled and in respect of his or her cancelled Award the Participant shall receive a pro rata portion of the Award as determined by the Committee.

          (h)   Change in Control. Notwithstanding any provision in the Plan to the contrary, upon a Change in Control, unless otherwise determined by the Committee with respect to an Award at the time of its grant, each outstanding Award shall be cancelled and in respect of his or her cancelled Award a Participant shall receive a pro rata portion of the Award. Such portion shall be calculated by multiplying the target amount of the Award by a fraction, the numerator of which is the number of days completed in the Performance Period prior to the Change in Control and the denominator of which is the total number of days in the Performance Period. The pro rata portion of the Award shall be paid in cash as soon as practicable following the Change in Control. In addition, if any Award which a Participant earned under the Plan during any Performance Period which ended prior to a Change in Control has neither been paid to the Participant nor credited to such Participant under a deferred compensation plan maintained or sponsored by the Company or an Affiliate prior to the Change in Control, such Award shall be paid to the Participant within thirty (30) days following such Change in Control and in no event later than the date specified in Section 5(d).

          (i)    Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

          (j)    Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

          (k)   Effective Date. The MYR Group Inc. Senior Management Incentive Plan took effect upon its original adoption by the Board, subject to approval of the stockholders of the Company. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, any Qualified Performance-Based Awards made pursuant to the Plan shall be null and void.

          (l)    Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation; provided, that, in the event the Participant does not designate a beneficiary with respect to a particular Award, the Participant's most recent beneficiary designation form on file with the Company shall control. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 7(b), the Participant's estate shall be deemed to be the grantee's beneficiary.

          (m)  Interpretation. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

Appendix C

AMENDMENTS TO MYR GROUP INC. RESTATED CERTIFICATE OF INCORPORATION

(As Excerpted)

        "FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a)   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b)   The Board of Directors shall consist of not less than one or more than twelve members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

          (c)   The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2008 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2009 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2010 annual meeting. At each succeeding annual meeting of stockholders beginning in 2011, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          (d)   A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (e)   Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of

C-1

  Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

          (f)    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

C-2

The DoubleTree Hotel is located at:
75 W. Algonquin Road
Arlington Heights, IL 60005

The closest major intersection is Algonquin Road and
Arlington Heights Road

Directions to the DoubleTree by Hilton Hotel:
Chicago-Arlington Heights

From O'Hare International Airport and Downtown Chicago: Take I-90 West to the Arlington Heights Road exit and make a right turn (North) to 1st traffic light (0.1 mile), which will be Algonquin Road. Make a left turn (West) (0.1 mile) and the DoubleTree is located on the left hand side of the street on the Southwest corner of Arlington Heights Road and Algonquin Road.

Directions from Chicago-O'Hare International Airport

Distance from hotel:    8 mi.    Drive time:    20 min.

Directions: Take I-90 West to the Arlington Heights Road exit and make a right turn (North) to 1st traffic light (0.1 mile), which will be Algonquin Road. Make a left turn (West) (0.1 mile) and the DoubleTree is located on the left hand side of the street on the Southwest corner of Arlington Heights Road and Algonquin Road.

Directions from Chicago Midway Airport

Distance from hotel:    30 mi.    Drive time:    45 min.

Directions: Take Cicero North to I-290 West to I-294 North to I-90 West. Exit at the Arlington Heights Road exit and make a right turn (North) to 1st traffic light (0.1 mile), which will be Algonquin Road. Make a left turn (West) (0.1 mile) and the DoubleTree is located on the left hand side of the street on the Southwest corner of Arlington Heights Road and Algonquin Road.

SIGNATURE DATE SIGNATURE DATE NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THIS CARD. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE PROMPTLY RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY MYR GROUP INC. 2014 ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2014 The Board of Directors of MYR GROUP INC. Cordially invites you to attend the 2014 Annual Meeting of Stockholders Thursday, May 1, 2014 9:00 a.m. Local Time The DoubleTree Hotel 75 W. Algonquin Rd. Arlington Heights, IL 60005 THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder of MYR Group Inc. (the “Corporation”) hereby appoints William A. Koertner, Gerald B. Engen, Jr. and Paul J. Evans (the “Proxies”), and each of them, with the full power of substitution to vote all shares of the Corporation which the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders of the Corporation to be held at the DoubleTree Hotel, 75 W. Algonquin Rd., Arlington Heights, IL 60005, on Thursday, May 1, 2014, at 9:00 a.m. local time, or at any postponements or adjournments thereof, with all the powers the undersigned would possess, as if the undersigned was present personally at the Annual Meeting or any postponements or adjournments thereof, as follows: PROPOSAL NO. 1 ELECTION OF TWO CLASS I DIRECTORS, EACH TO SERVE A TERM OF THREE YEARS. VOTE FOR VOTE WITHHELD VOTE FOR VOTE WITHHELD 01 Henry W. Fayne 02 Gary R. Johnson PROPOSAL NO. 2 ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. . FOR AGAINST ABSTAIN PROPOSAL NO. 3 APPROVAL OF THE MYR GROUP INC. 2007 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 1, 2014). FOR AGAINST ABSTAIN PROPOSAL NO. 4 APPROVAL OF THE MYR GROUP INC. SENIOR MANAGEMENT INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 1, 2014). FOR AGAINST ABSTAIN PROPOSAL NO. 5 APPROVAL OF AN AMENDMENT TO THE MYR GROUP INC. RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE MAXIMUM SIZE OF THE BOARD. FOR AGAINST ABSTAIN PROPOSAL NO. 6 RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3, 4, 5 AND 6. The shares represented by this proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted for all proposals in accordance with the recommendation of the Board of Directors. The Proxies are hereby authorized to vote in accordance with their best judgment on any other matter that may properly come before the Annual Meeting or any postponements or adjournment thereof. IMPORTANT In order that there may be a proper representation at the meeting, we urge you to sign, date and mail the proxy card even if you plan on attending the Annual Meeting. If you are present in person you may, if you wish, vote personally on all matters properly brought before the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders. The MYR Group Inc. Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders are available at http://investor.myrgroup.com/annuals.cfm. PLEASE SIGN HERE NUMBER OF PERSONS ATTENDING ________ VOTER CONTROL NUMBER: PROXY NUMBER: ACCOUNT NUMBER: SHARES: You may vote by: INTERNET proxy.ilstk.com SCAN & E-MAIL info@ilstk.com FAX 630.480.0641 MAIL Return in the envelope provided. (Allow 10 days for mail delivery) May vote until 11:59 pm CST one day prior to meeting date. (DO NOT return card if voting by internet) Make individual selections or check one of the two boxes below With Management on all Proposals or Against Management on all Proposals If choosing one of these options, sign & date card below. Easyist • Safeist • Fastist